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                                                                    EXHIBIT 10.4
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                          DEED OF LEASE BY AND BETWEEN

                                HIGH SPEED ACCESS

                                       AND

                      THE REALTY ASSOCIATES FUND III, L.P.

                                       of

                              205 Van Buren Street
                             Herndon, Virginia 22070



                                      DATED

                                 August 20, 1999



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                                TABLE OF CONTENTS

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
         1.       BASIC LEASE PROVISIONS..........................................................................1

         2.       PREMISES........................................................................................2
                           2.1      LEASE OF PREMISES AND DEFINITION OF PROJECT.  ................................2
                           2.2      CALCULATION OF SIZE OF BUILDING AND PREMISES.  ...............................2
                           2.3      COMMON AREAS-DEFINED.  .......................................................2

         3.       TERM............................................................................................3
                           3.1      TERM AND COMMENCEMENT DATE.  .................................................3
                           3.2      DELAY IN POSSESSION.  ........................................................3
                           3.3      DELAYS CAUSED BY TENANT.  ....................................................3
                           3.4      TENDER OF POSSESSION.  .......................................................3
                           3.5      EARLY POSSESSION.  ...........................................................4

         4.       RENT............................................................................................4
                           4.1      BASE RENT.  ..................................................................4
                           4.2      OPERATING EXPENSE INCREASES.  ................................................4
                           4.3.     BASE RENT INCREASE............................................................7

         5.       SECURITY DEPOSIT.  .............................................................................8

         6.       USE.............................................................................................8
                           6.1      USE.  ........................................................................8
                           6.2      COMPLIANCE WITH LAW...........................................................8
                           6.3      CONDITION OF PREMISES.  ......................................................9

         7.       MAINTENANCE, REPAIRS AND ALTERATIONS............................................................9
                           7.1      LANDLORD'S OBLIGATIONS.  .....................................................9
                           7.2      TENANT'S OBLIGATIONS..........................................................9
                           7.3      ALTERATIONS AND ADDITIONS....................................................10
                           7.4      FAILURE OF TENANT TO REMOVE PROPERTY.  ......................................11

         8.       INSURANCE......................................................................................11
                           8.1      INSURANCE-TENANT.............................................................11
                           8.2      INSURANCE-LANDLORD...........................................................12
                           8.3      INSURANCE POLICIES.  ........................................................12
                           8.4      WAIVER OF SUBROGATION.  .....................................................12
                           8.5      COVERAGE.  ..................................................................13

         9.       DAMAGE OR DESTRUCTION..........................................................................13
                           9.1      EFFECT OF DAMAGE OR DESTRUCTION.  ...........................................13
                           9.2      DEFINITION OF MATERIAL DAMAGE.  .............................................14
                           9.3      ABATEMENT OF RENT.  .........................................................14
                           9.4      TENANT'S ACTS.  .............................................................14
                           9.5      TENANT'S PROPERTY.  .........................................................14
                           9.6      WAIVER.  ....................................................................14

         10.      REAL AND PERSONAL PROPERTY TAXES...............................................................14
                           10.1     PAYMENT OF TAXES.  ..........................................................15
                           10.2     DEFINITION OF "REAL PROPERTY TAX."  .........................................15
                           10.3     PERSONAL PROPERTY TAXES.  ...................................................15
                           10.4     REASSESSMENTS.  .............................................................15
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         11.      UTILITIES......................................................................................15
                           11.1     SERVICES PROVIDED BY LANDLORD.  .............................................15
                           11.2     OCCUPANT DENSITY.  ..........................................................16
                           11.3     HOURS OF SERVICE.  ..........................................................16
                           11.4     EXCESS USAGE BY TENANT.  ....................................................16
                           11.5     INTERRUPTIONS.  .............................................................17

         12.      ASSIGNMENT AND SUBLETTING......................................................................17
                           12.1     LANDLORD'S CONSENT REQUIRED.  ...............................................17
                           12.2     LEVERAGED BUY-OUT.  .........................................................18
                           12.3     STANDARD FOR APPROVAL.  .....................................................18
                           12.4     ADDITIONAL TERMS AND CONDITIONS.  ...........................................19
                           12.5     ADDITIONAL TERMS AND CONDITIONS APPLICABLE
                                    TO SUBLETTING.  .............................................................20
                           12.6     TRANSFER PREMIUM FROM ASSIGNMENT OR SUBLETTING.  ............................20
                           12.7     LANDLORD'S OPTION TO RECAPTURE SPACE.  ......................................21
                           12.8     LANDLORD'S EXPENSES.  .......................................................21

         13.      DEFAULT; REMEDIES..............................................................................21
                           13.1     DEFAULT BY TENANT.  .........................................................21
                           13.2     REMEDIES.....................................................................22
                           13.3     DEFAULT BY LANDLORD.  .......................................................23
                           13.4     LATE CHARGES.  ..............................................................24
                           13.5     INTEREST ON PAST-DUE OBLIGATIONS.  ..........................................24
                           13.6     PAYMENT OF RENT AND SECURITY DEPOSIT AFTER DEFAULT.  ........................24

         14.      LANDLORD'S RIGHT TO CURE DEFAULT; PAYMENTS BY TENANT. .........................................24

         15.      CONDEMNATION. .................................................................................24

         16.      VEHICLE PARKING................................................................................25
                           16.1     USE OF PARKING FACILITIES.  .................................................25
                           16.2     PARKING CHARGES.  ...........................................................25

         17.      BROKER'S FEE...................................................................................26

         18.      ESTOPPEL CERTIFICATE...........................................................................26
                           18.1     DELIVERY OF CERTIFICATE.  ...................................................26
                           18.2     FAILURE TO DELIVER CERTIFICATE.  ............................................26

         19.      LANDLORD'S LIABILITY. .........................................................................26

         20.      INDEMNITY......................................................................................27

         21.      EXEMPTION OF LANDLORD FROM LIABILITY...........................................................27

         22.      HAZARDOUS MATERIAL.............................................................................28
                           22.1     DEFINITION AND CONSENT.  ....................................................28
                           22.2     DUTY TO INFORM LANDLORD.  ...................................................28
                           22.3     INSPECTION; COMPLIANCE.  ....................................................28

         23.      MEDICAL WASTE..................................................................................28
                           23.1     DISPOSAL OF MEDICAL WASTE.  .................................................28
                           23.2     DUTY TO INFORM LANDLORD.  ...................................................29
                           23.3     INSPECTION; COMPLIANCE.  ....................................................29

         24.      TENANT IMPROVEMENTS............................................................................29
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         25.      SUBORDINATION..................................................................................29
                           25.1     EFFECT OF SUBORDINATION.  ...................................................29
                           25.2     EXECUTION OF DOCUMENTS.  ....................................................30

         26.      OPTIONS........................................................................................30
                           26.1     DEFINITION.  ................................................................30
                           26.2     OPTIONS PERSONAL.  ..........................................................30
                           26.3     MULTIPLE OPTIONS.  ..........................................................30
                           26.4     EFFECT OF DEFAULT ON OPTIONS.  ..............................................30
                           26.5     LIMITATIONS ON OPTIONS.  ....................................................30
                           26.6     NOTICE OF EXERCISE OF OPTION.  ..............................................31

         27.      LANDLORD RESERVATIONS..........................................................................31

         28.      CHANGES TO PROJECT.............................................................................31

         29.      SUBSTITUTION OF OTHER PREMISES. ...............................................................31

         30.      HOLDING OVER...................................................................................32

         31.      LANDLORD'S ACCESS..............................................................................32
                           31.1     ACCESS.  ....................................................................32
                           31.2      KEYS.  .....................................................................32

         32.      SECURITY MEASURES..............................................................................32

         33.      EASEMENTS......................................................................................33

         34.      TRANSPORTATION MANAGEMENT......................................................................33

         35.      SEVERABILITY...................................................................................33

         36.      TIME OF ESSENCE................................................................................33

         37.      DEFINITION OF ADDITIONAL RENT..................................................................33

         38.      INCORPORATION OF PRIOR AGREEMENTS..............................................................33

         39.      AMENDMENTS.....................................................................................33

         40.      NOTICES. ......................................................................................33

         41.      WAIVERS........................................................................................34

         42.      COVENANTS......................................................................................34

         43.      BINDING EFFECT, CHOICE OF LAW..................................................................34

         44.      ATTORNEYS' FEES................................................................................34

         45.      AUCTIONS.......................................................................................34

         46.      SIGNS..........................................................................................34

         47.      MERGER.........................................................................................35

         48.      QUIET POSSESSION...............................................................................35
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         49.      AUTHORITY......................................................................................35

         50.      CONFLICT.......................................................................................35

         51.      MULTIPLE PARTIES...............................................................................35

         52.      INTERPRETATION. ...............................................................................35

         53.      PROHIBITION AGAINST RECORDING..................................................................35

         54.      RELATIONSHIP OF PARTIES........................................................................35

         55.      RULES AND REGULATIONS..........................................................................35

         56.      RIGHT TO LEASE.  ..............................................................................35

         57.      SECURITY INTEREST..............................................................................36

         58.      SECURITY FOR PERFORMANCE OF TENANT'S OBLIGATIONS...............................................36

         59.      FINANCIAL STATEMENTS...........................................................................36

         60.      ATTACHMENTS....................................................................................36

         61.      CONFIDENTIALITY................................................................................36

         62.      WAIVER OF JURY TRIAL...........................................................................37
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                              205 VAN BUREN STREET
                             HERNDON, VIRGINIA 22070
                          STANDARD OFFICE DEED OF LEASE

1. BASIC LEASE PROVISIONS.

   (1)     PARTIES: This Deed of Lease, dated for reference purposes only
           August 20, 1999, is made by and between THE REALTY ASSOCIATES FUND III, L.P., a Delaware limited partnership ("Landlord") and HIGH SPEED ACCESS, a __________ corporation ("Tenant").

   (2) PREMISES: Suite Number as shown on Exhibit "A" attached hereto (the "Premises").

   (3)     RENTABLE AREA OF PREMISES:  12,000 rentable square feet.

   (4)     BUILDING ADDRESS:  205 Van Buren Street, Herndon, Virginia 22070.

   (5) USE: General office and data center use, Subject to the requirements and limitations contained in Section 6.

   (6)     TERM: Five (5) years.

   (7) COMMENCEMENT DATE: November 1, 1999, Subject to adjustment in accordance with Section 3 herein below.

   (8) BASE RENT: $25,000.00 for the first full month's Base Rent due under the Lease.

   (9)     BASE RENT PAID UPON EXECUTION:  $25,000.00.

   (10)    SECURITY DEPOSIT:  $25,000.00.

   (11)    TENANT'S SHARE:  9.28%.

   (12)    BASE YEAR:  The calendar year 1999.

   (13)    NUMBER OF PARKING SPACES:  Reserved:  None.  Unreserved:  42.

   (14)    INITIAL MONTHLY PARKING RATES PER SPACE:  Reserved:  N/A.
           Unreserved:  $0.00

   (15)    REAL ESTATE BROKER:

                       LANDLORD:    Insignia/ESG, Inc.

                       TENANT:      The Staubach Company-Northeast, Inc.

   (16) ATTACHMENTS TO LEASE: Addendum; Exhibit A - "Premises", Exhibit B - "Verification Letter", Exhibit C Rules and Regulations", Schedule 1 - "Work Letter Agreement".

   (17)    ADDRESS FOR NOTICES:

                       LANDLORD:            The Realty Associates Fund III, L.P.
                                            c/o Insignia/ ESG, Inc.
                                            1015 Fifteenth Street, N.W.
                                            Suite 1000
                                            Washington, D.C. 20005


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                       WITH COPY TO:        TA Associates Realty
                                            28 State Street
                                            Boston, Massachusetts  02109
                                            Attention:  Samara Kaufman

                       TENANT:              High Speed Access
                       Prior to Occupancy:
                                            -------------------------------

                                            -------------------------------

                                            -------------------------------

                       After Occupancy:     High Speed Access
                                            205 Van Buren Street, Suite _____
                                            Herndon, Virginia  22070
                                            Attention:  ___________________

   (18) AGENT FOR SERVICE OF PROCESS: If Tenant is a corporation, the name and address of Tenant's registered agent for service of process is:


                           -------------------------------

                           -------------------------------

                           -------------------------------

                           -------------------------------

   (19) INTERPRETATION: The Basic Lease Provisions shall be interpreted in conjunction with all of the other terms and conditions of this Lease. Other terms and conditions of this Lease modify and expand on the Basic Lease Provisions. If there is a conflict between the Basic Lease Provisions and the other terms and conditions of this Lease, the other terms and conditions shall control.

2. PREMISES.

   (1) LEASE OF PREMISES AND DEFINITION OF PROJECT. The Premises shall mean the area shown on Exhibit A to this Lease. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, upon all of the conditions set forth herein the Premises, together with certain rights to the Common Areas (as defined in Section 2.3 below) as hereinafter specified. The Premises shall not include an easement for light, air or view. The building of which the Premises is a part (the "Building"), the Common Areas, the land upon which the same are located, along with all other buildings and improvements thereon or thereunder, including all parking facilities, are herein collectively referred to as the "Project."

   (2) CALCULATION OF SIZE OF BUILDING AND PREMISES. The number of rentable square feet in the Premises has been calculated in accordance with the methods of measuring rentable square feet, as that method is described by the Washington D.C. Association of Realtors, Inc. (the "WDCAR Method"). If the rentable square feet in the Premises changes after this Lease is executed by Landlord and Tenant, the Base Rent and any advance rent shall be adjusted by multiplying the actual number of rentable square feet in the Premises AS MEASURED IN ACCORDANCE WITH THE WDCAR METHOD by the per square foot rental obtained by dividing the Base Rent initially set forth In Section 1.8 by the number of rentable square feet initially set forth in Section
           1.3. If the number of rentable square feet in the Premises is changed, Tenant's Share shall be adjusted as provided in Section 4.2(a).

   (3) COMMON AREAS-DEFINED. The term "Common Areas" is defined as all areas and facilities outside the Premises and within the exterior boundary line of the Project that are designated by Landlord from time to time for the general non-exclusive use of Landlord, Tenant and the other tenants of the Project and their respective employees, suppliers, customers and invitees, including, but not limited to, common entrances, lobbies, corridors, stairwells, public restrooms, elevators, parking areas,


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           loading and unloading areas, roadways and sidewalks. Landlord may also designate other land and improvements outside the boundaries of the Project to be a part of the Common Areas, provided that such other land and improvements have a reasonable and functional relationship to the Project.

3. TERM.

   (1) TERM AND COMMENCEMENT DATE. The Term and Commencement Date of this Lease are as specified in Sections 1.6 and 1.7. The Commencement Date set forth in Section 1.7 is an estimated Commencement Date. Subject to the limitations contained in Section 3.3 below, the actual Commencement Date shall be the date possession of the Premises is tendered to Tenant in accordance with Section 3.4 below; provided, however, that the Term of this Lease shall be computed from the first day of the calendar month following the Commencement Date. When the actual Commencement Date is established by Landlord, Tenant shall, within TWENTY (20) days after Landlord's request, complete and execute the letter attached hereto as Exhibit "B" and deliver it to Landlord. Tenant's failure to execute the letter attached hereto as Exhibit "B" within said TWENTY (20) day period shall be a material default hereunder and shall constitute Tenant's acknowledgment of the truth of the facts contained in the letter delivered by Landlord to Tenant.

   (2) DELAY IN POSSESSION. Notwithstanding the estimated Commencement Date specified in Section 1.7, if for any reason Landlord cannot deliver possession of the Premises to Tenant on said date, Landlord shall not be Subject to any liability therefor, nor shall such failure affect the validity of this Lease or the obligations of Tenant hereunder; provided, however, in such a case, Tenant shall not be obligated to pay rent or perform any other obligation of Tenant under this Lease, except as may be otherwise provided in this Lease, until possession of the Premises is tendered to Tenant, as defined in Section 3.4. If Landlord shall not have tendered possession of the Premises to Tenant within one hundred twenty (120) days following the estimated Commencement Date specified in Section 1.7, as the same may be adjusted in accordance with Section 3.3 or in accordance with the terms of any work letter agreement entered into by Landlord and Tenant, Tenant may, at Tenant's option, by notice in writing to Landlord within ten (10) days after the expiration of the one hundred twenty (120) day period, terminate this Lease. If Tenant terminates this Lease as provided in the preceding sentence, the parties shall be discharged from all obligations hereunder, except that Landlord shall return any money previously deposited with Landlord by Tenant; and provided further, that if such written notice by Tenant is not received by Landlord within said ten (10) day period, Tenant shall not have the right to terminate this Lease as provided above unless Landlord fails to tender possession of the Premises to Tenant within two hundred forty (240) days following the estimated Commencement Date specified in Section 1.7, as the same may be adjusted in accordance with Section 3.3 or in accordance with the terms of any work letter agreement entered into by Landlord and Tenant. If Landlord is unable to deliver possession of the Premises to Tenant on the Commencement Date due to a "Force Majeure Event," the Commencement Date shall be extended by the period of the delay caused by the Force Majeure Event. A Force Majeure Event shall mean fire, earthquake, weather delays or other acts of God, strikes, boycotts, war, riot, insurrection, embargoes, shortages of equipment, labor or materials, delays in issuance of governmental permits or approvals, or any other cause beyond the reasonable control of Landlord.

   (3) DELAYS CAUSED BY TENANT. There shall be no abatement of rent, and the one hundred twenty (120) day period and the two hundred forty
           (240) day period specified in Section 3.2 shall be deemed extended, to the extent of any delays caused by acts or omissions of Tenant, Tenant's agents, employees and contractors, or for Tenant delays as defined in the work letter agreement attached to this Lease, if any (hereinafter "Tenant Delays"). Tenant shall pay to Landlord an amount equal to one thirtieth (1/30th) of the Base Rent due for the first full calendar month of the Term

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           for each day of Tenant Delay. For purposes of the foregoing calculation, the Base Rent payable for the first full calendar month of the Term shall not be reduced by any abated rent, conditionally waived rent, free rent or similar rental concessions, if any. Landlord and Tenant agree that the foregoing payment constitutes a fair and reasonable estimate of the damages Landlord will incur as the result of a Tenant Delay. Within thirty (30) days after Landlord tenders possession of the Premises to Tenant, Landlord shall notify Tenant of Landlord's reasonable estimate of the date Landlord could have delivered possession of tho Premises to Tenant but for the Tenant Delays. After delivery of said notice, Tenant shall immediately pay to Landlord the amount described above for the period of Tenant Delay.

   (4)     TENDER OF POSSESSION.   Possession of the Premises shall be deemed
           tendered to Tenant when Landlord's architect or agent has determined that (a) the improvements to be provided by Landlord pursuant to a work letter agreement, if any, are substantially completed and, if necessary have been approved by the appropriate governmental entity,
           (b) the Project utilities are ready for use in the Premises, (c) Tenant has reasonable access to the Premises, and (d) three (3) days shall have expired following advance written notice to Tenant of the occurrence of the matters described in (a), (b) and (c) above of this
           Section 3.4. If improvements to the Premises are constructed by Landlord, the improvements shall be deemed "substantially" completed when the improvements have been completed except for minor items or defects which can be completed or remedied after Tenant occupies the Premises without causing substantial interference with Tenant's use OR OCCUPANCY of the Premises.

   (5) EARLY POSSESSION. If Tenant occupies the Premises prior to the Commencement Date, such occupancy shall be subject to all provisions of this Lease, such occupancy shall not change the termination date, and Tenant shall pay Base Rent and all other charges provided for in this Lease during the period of such occupancy. Provided that Tenant does not interfere with or delay the completion by Landlord or its agents or contractors of the construction of any tenant improvements, Tenant shall have the right to enter the Premises up to fourteen (14) days prior to the anticipated Commencement Date for the purpose of installing furniture, trade fixtures, equipment, and similar items. Tenant shall be liable for any damages or delays caused by Tenant's activities at the Premises. Provided that Tenant has not begun operating its business from the Premises, and Subject to all of the terms and conditions of the Lease, the foregoing activity shall not constitute the delivery of possession of the Premises to Tenant and the Term of the Lease shall not commence as a result of said activities. Prior to entering the Premises, Tenant shall obtain all insurance it is required to obtain by the Lease and shall provide certificates of said insurance to Landlord. Tenant shall coordinate such entry with Landlord's building manager, and such entry shall be made in compliance with all terms and conditions of this Lease and the Rules and Regulations attached hereto.

4. RENT.

   (1)     BASE RENT.  Subject to adjustment as hereinafter provided in
           Section 4.3, Tenant shall pay to Landlord the Base Rent for the Premises set forth in Section 1.8, without offset or deduction on the first day of each calendar month during the Term of this Lease. At the time Tenant executes this Lease it shall pay to Landlord the advance Base Rent described in Section 1.9. Base Rent for any period during the Term hereof which is for less than one month shall be prorated based upon the actual number of days of tho calendar month involved. Base Rent and all other amounts payable to Landlord hereunder shall be payable to Landlord in lawful money of the United States and Tenant shall be responsible for delivering said amounts to Landlord at the address stated herein or to such other persons or to such other places as Landlord may designate in writing.


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


   (2) OPERATING EXPENSE INCREASES. Tenant shall pay to Landlord during the Term hereof, in addition to the Base Rent, Tenant's Share of the amount by which all Operating Expenses for each Comparison Year (as defined in Section 4.2(b) below) exceeds the amount of all Operating Expenses (as defined in Section 4.2(c) below) for the Base Year. If less than 95% of the rentable square feet in the Project is occupied by tenants or Landlord is not supplying services to 95% of the rentable square feet of the Project at any time during any calendar year (including the Base Year), Operating Expenses for such calendar year shall be an amount equal to the Operating Expenses which would normally be expected to be incurred had 95% of the Project's rentable square feet been occupied and had Landlord been supplying services to 95% of the Project's rentable square feet throughout such calendar year (hereinafter the "Grossed Up Operating Expenses"). Landlord's good faith estimate of Grossed Up Operating Expenses shall not be Subject to challenge or recalculation by Tenant. Tenant's Share of Operating Expense Increases shall be determined in accordance with the following provisions:

           (1)      "Tenant's Share" is defined as the percentage set forth in
                    Section 1.11, which percentage has been determined by dividing the number bf rentable square feet in the Premises by the total number of rentable square feet in the Project and multiplying the resulting quotient by one hundred (100). In the event that the number of rentable square feet in the Project or the Premises changes, Tenant's Share shall be adjusted in the year the change occurs, and Tenant's Share for such year shall be determined on the basis of the days during such year that each Tenant's Share was in effect.

           (2) "Comparison Year" is defined as each calendar year during the, Term of this Lease after the Base Year. Tenant's Share of the Operating Expense increases for the last Comparison Year of the Term of this Lease shall be prorated according to that portion of such Comparison Year as to which Tenant is responsible for a share of such increase.

           (3) "Operating Expenses" shall include all costs, expenses and fees incurred by Landlord in connection with or attributable to the Project, including but not limited to, the following items: (i) all costs, expenses and fees associated with or attributable to the ownership, management, operation, repair, maintenance, improvement, alteration and replacement of the Project, or any part thereof, including but not limited to, the following: (A) all surfaces, coverings, decorative items, carpets, drapes, window coverings, parking areas, loading and unloading areas, trash areas, roadways, sidewalks, stairways, walls, structural elements, landscaped areas, striping, bumpers, irrigation systems, lighting facilities, building exteriors and roofs, fences and gates;
                    (B) all heating, ventilating and air conditioning equipment ("HVAC") (including, but not limited to, the cost of replacing or retrofitting HVAC equipment to comply with laws regulating or prohibiting the use or release of chlorofluorocarbons or hydro chlorofluorocarbons), plumbing, mechanical, electrical systems, life safety systems and equipment, telecommunication equipment, elevators, escalators, tenant directories, fire detection systems including sprinkler system maintenance and repair; (ii) the cost of trash disposal, janitorial services and security services and systems; (iii) the cost of all insurance purchased by Landlord and enumerated in Section 8 of this Lease, including any deductibles; (iv) the cost of water, sewer, gas, electricity, and other utilities available at the Project and paid by Landlord; (v) the cost of labor, salaries and applicable fringe benefits incurred by Landlord; (vi) the cost of materials, supplies and tools used in managing, maintaining and/or cleaning the Project:
                    (vii) the cost of accounting fees, management fees (NOT TO EXCEED FOUR PERCENT (4%) OF GROSS ANNUAL RENTS), legal fees and consulting fees attributable to the ownership, operation, management, maintenance and repair of the Project plus the cost of any space occupied by the property manager WHICH SUCH COST

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                    PERTAINING TO SPACE OCCUPIED BY THE PROPERTY MANAGER SHALL
                    BE APPORTIONED AMONG ALL BUILDINGS FOR WHICH THE PROPERTY MANAGER IS RESPONSIBLE (if Landlord is the property manager, Landlord shall be entitled to receive a fair market management fee); (viii) the cost of operating, replacing, modifying and/or adding improvements or equipment mandated by any law, statute, regulation or directive of any governmental agency and any repairs or removals necessitated thereby (including, but not limited to, the cost of complying with the Americans With Disabilities Act and regulations of the Occupational Safety and Health Administration); (ix) payments made by Landlord under any easement, license, operating agreement, declaration, restrictive covenant, or instrument pertaining to the payment or sharing of costs among property owners; (x) any business property taxes or personal property taxes imposed upon the fixtures, machinery, equipment, furniture and personal property used in connection with the operation of the Project; (xi) the cost of all business licenses, including Business Professional and Occupational License Taxes and Business Improvements Districts Taxes, any gross receipt taxes based on rental income or other payments received by Landlord, commercial rental taxes or any similar taxes or fees (xii) transportation taxes, tees or assessments, including but not limited to, mass transportation fees, metrorail fees, trip fees, regional and transportation district fees; (xiii) all costs and expenses associated with or related to the implementation by Landlord of any transportation demand management program or similar program; (xiv) fees assessed by any air quality management district or other governmental or quasi-governmental entity regulating pollution; and (xvi) the cost of any other service provided by Landlord or any cost that is elsewhere stated in this Lease to be an "Operating Expense". Real Property Taxes (as defined in Section 10 hereof) shall be paid in accordance with Section 10 below and shall not be included in Operating Expenses. Landlord shall have the right but not the obligation, from time to time, to equitably allocate some or all of the Operating Expenses among different tenants of the Project or among the different buildings which comprise the project (the "Cost Pools"). Such Cost Pools may include, but shall not be limited to, the office space tenants of the Project and the retail space tenants of the Project.

           (4) Operating Expenses shall not include any expenses paid by any tenant directly to third parties, or as to which Landlord is otherwise reimbursed by any third party or by insurance proceeds.

                            SEE ADDENDUM PARAGRAPH 1

           (5) If the cost incurred in making an improvement or replacing any equipment is not fully deductible as an expense in the year incurred in accordance with generally accepted accounting principles, the cost shall be amortized over the useful life of the improvement or equipment, as reasonably determined by Landlord, together with an interest factor on the unamortized cost of such item equal to the lesser of (i) twelve percent (12%) per annum, or (ii) the maximum rate of interest permitted by applicable law.

           (6) Tenant's Share of Operating Expense increases shall be payable by Tenant within TWENTY (20) days after a reasonably detailed statement of actual expenses is presented to Tenant by Landlord, at Landlord's option, however, Landlord may, from time to time, estimate IN GOOD FAITH what Tenant's Share of Operating Expense increases will be, and the same shall be payable by Tenant monthly during each Comparison Year of the Term of the Lease, on the same day as the Base Rent is due hereunder. In the event that Tenant pays Landlord's estimate of Tenant's Share of Operating Expense increases, Landlord shall use its best efforts to deliver to Tenant within one hundred eighty (180) days after the expiration of each Comparison Year a reasonably detailed statement (the "Statement") showing Tenant's Share of the actual Operating Expense increases incurred during such year. Landlord's failure to deliver the Statement to Tenant within said period shall not constitute Landlord's waiver of its right to collect said amounts or otherwise prejudice Landlord's rights hereunder, HOWEVER, LANDLORD SHALL BE DEEMED TO HAVE WAIVED ITS RIGHT TO COLLECT SAID AMOUNTS IF LANDLORD FALLS TO DELIVER A STATEMENT WITHIN EIGHTEEN (18) MONTHS FOLLOWING THE EXPIRATION OF THE APPLICABLE COMPARISON Year. If Tenant's payments under this Section 4.2(f) during said Comparison Year exceed Tenant's Share as indicated on the Statement, Tenant shall be entitled to credit tho amount of such overpayment against Tenant's Share of Operating Expense increases next falling due. If Tenant's payments under this
                    Section 4.2(f) during said Comparison Year were less than Tenant's Share as indicated on the Statement, Tenant shall pay to Landlord the amount of the deficiency within thirty
                    (30) days after delivery by Landlord to Tenant of the Statement. Landlord and Tenant shall forthwith adjust between them by cash payment any balance determined to exist with respect to that portion of the last Comparison Year for which Tenant is responsible for Operating Expense increases, notwithstanding that the Term of the Lease may have terminated before the end of such Comparison Year; and this provision shall survive the expiration or earlier termination of the Lease.

           (7) The computation of Tenant's Share of Operating Expense increases is intended to provide a formula for the sharing of costs by Landlord and Tenant and will not necessarily result in the reimbursement to Landlord of the exact costs it has incurred.

           (8) If Tenant disputes the amount set forth in the Statement, Tenant shall have the right, at Tenant's sole expense, not later than ONE HUNDRED TWENTY (120) days following receipt of such Statement, to cause Landlord's books and records in respect to the calendar year which is the Subject of the Statement to be audited by a certified public accountant mutually acceptable to Landlord and Tenant. The audit shall take place at the LOCAL offices of Landlord where its books and records are located at a mutually convenient time during Landlord's regular business hours. Tenant's Share of Operating Expenses shall be appropriately adjusted based upon the results of such audit, and the results of such audit shall be final and binding upon Landlord and Tenant. Tenant shall have no right to conduct an audit or to give Landlord notice that it desires to conduct an audit at any time Tenant is in default under the Lease AFTER EXPIRATION OF ANY APPLICABLE NOTICE AND CURE PERIODS. The accountant conducting the audit shall be compensated on an hourly basis and shall not be compensated based upon a percentage of overcharges it discovers. No subtenant shall have any right to conduct an audit, and no assignee shall conduct an audit for any period during which such assignee was not in possession of the Premises. Tenant's right to undertake an audit with respect to any calendar year shall expire ONE HUNDRED TWENTY (120) days after Tenant's receipt of the Statement for such calendar year, and such Statement shall be final and binding upon Tenant and shall, as between the parties, be conclusively deemed correct, at the end of such ONE HUNDRED TWENTY (120) day period, unless prior thereto Tenant shall have given Landlord written notice of its intention to audit Operating Expenses for the calendar year which is the Subject of the Statement. If Tenant gives Landlord notice of its intention to audit Operating Expenses, it must commence such audit within sixty (60) days after such notice is delivered to Landlord, and the audit must be completed within one hundred twenty (120) days after such notice is delivered to Landlord. If Tenant does not commence and complete the audit within such periods, the Statement which Tenant elected to audit shall be deemed final and binding upon Tenant and shall, as between the parties, be conclusively deemed correct. LANDLORD SHALL USE REASONABLE EFFORTS TO COOPERATE WITH TENANT'S AUDIT. Tenant agrees that IT SHALL USE ITS BEST EFFORTS TO KEEP the results of any Operating Expenses audit confidential and not TO disclose SUCH RESULTS to any other person or entity. IF SUCH AUDIT DETERMINES THAT AN ERROR HAS BEEN MADE IN LANDLORD'S DETERMINATION AND CALCULATION WHICH RESULTS IN AN ADJUSTMENT TO THE AMOUNTS DETERMINED AND CALCULATED BY LANDLORD IN THE AMOUNT OF SEVEN PERCENT (7%) OR MORE, LANDLORD SHALL PAY FOR THE FEES AND EXPENSES OF SUCH FIRM, BUT IF SUCH ADJUSTMENTS IS LESS THAN SEVEN PERCENT (7%), TENANT SHALL PAY FOR SUCH FEES.

                            SEE ADDENDUM PARAGRAPH 2

5. SECURITY DEPOSIT. Tenant shall deliver to Landlord at the time it executes this Lease the Security Deposit set forth in Section 1.10 as security for Tenant's faithful performance of Tenant's obligations hereunder. If Tenant fails to pay Base Rent or other charges due hereunder, or otherwise defaults with respect to any provision of this Lease, Landlord may use all or any portion of said deposit for the payment of any Base Rent or other charge due hereunder, to pay any other sum to which Landlord may become obligated by reason of

   Tenant's default, or to compensate Landlord for any loss or damage which Landlord may suffer thereby. If Landlord so uses or applies all or any portion of said deposit, Tenant shall within ten (10) days after written demand therefor deposit cash with Landlord in an amount sufficient to restore said deposit to its full amount. Landlord shall not be required to keep said Security Deposit separate from its general accounts. If Tenant performs all of Tenant's obligations hereunder, said deposit, or so much thereof as has not heretofore been applied by Landlord, shall be returned, without payment of interest or other amount for its use, to Tenant (or, at Landlord's option, to the last assignee, if any, of Tenant's interest hereunder) at the expiration of the Term hereof, and after Tenant has vacated the Premises. No trust relationship is created herein between Landlord and Tenant with respect to said Security Deposit. Tenant acknowledges that the Security Deposit is not an advance payment of any kind or a measure of Landlord's damages in the event of Tenant's default. Tenant hereby waives the provisions of any law which is inconsistent with this Section 5.

6. USE.

   (1) USE. The Premises shall be used and occupied only for the purpose set forth in Section 1.5 and for no other purpose. If Section 1.5 gives Tenant the right to use the Premises for general office use, by way of example and not limitation, general office use shall not include medical office use or any similar use, laboratory use, classroom use, any use not characterized by applicable zoning and land use restrictions as general office use, or any use which would require Landlord or Tenant to obtain a conditional use permit or variance from any federal, state or local authority, or any use not compatible, in Landlord's sole BUT REASONABLE judgment, with a first class office building. Notwithstanding any permitted use inserted in
           Section 1.5, Tenant shall not use the Premises for any purpose which would violate the Project's certificate of occupancy, any conditional use permit or variance applicable to tho Project or violate any covenants, conditions or other restrictions applicable to the Project OF WHICH TENANT HAS notice. No exclusive use has been granted to Tenant hereunder.

   (2)     COMPLIANCE WITH LAW.

           (1) Landlord warrants to Tenant that, to the best of Landlord's knowledge, the Premises, in the state existing on the date this Lease is executed by Landlord and Tenant, but without regard to alterations or improvements to be made by the Tenant or the use for which Tenant will occupy the Premises, does not violate any covenants or restrictions of record, or any applicable building code, regulation or ordinance in effect on such date. If Tenant occupies the Premises at the time this Lease is executed, this warranty shall be of no force or effect.

           (2) Tenant shall, at Tenant's sole expense, promptly comply with all applicable laws, ordinances, rules, regulations, orders, certificates of occupancy, conditional use or other permits, variances, covenants and restrictions of record, the recommendations of Landlord's engineers or other consultants, and requirements of any fire insurance underwriters, rating bureaus or government agencies, now in effect or which may hereafter come into effect, whether or not they reflect a change in policy from that now existing, during the Term or any part of the Term hereof, relating in any manner to the Premises or the occupation and use by Tenant of the Premises. Tenant shall, at Tenant's sole expense, comply with all requirements of the Americans With Disabilities Act that relate to the Premises, and all federal, state and local laws and regulations governing occupational safety and health. Tenant shall conduct its business and use the Premises in a lawful manner and shall not use or permit the use of the Premises or the Common Areas in any manner that will tend to create waste or a nuisance or shall tend to disturb other occupants of the Project. Tenant shall obtain, at Its sole expense, any permit or other governmental authorization required to operate its business from the Premises. Landlord shall not be liable for the failure of any other tenant or person to abide by the requirements of this Section or to otherwise comply with applicable laws and regulations, and Tenant shall not be excused from the performance of its obligations under this Lease due to such a failure.

   (3) CONDITION OF PREMISES. Except as otherwise provided in this Lease, Tenant hereby accepts the Premises and the Project in their condition existing as of the date this Lease is executed by Landlord and Tenant, Subject to all applicable federal, state and local laws, ordinances, regulations and permits governing the use of the Premises, the Project's certificate of occupancy, any applicable conditional use permits or variances, and any easements, covenants or restrictions affecting the use of the Premises or the Project. Tenant acknowledges that it has satisfied itself by its own independent investigation that the Premises and the Project are suitable for its intended use, and that neither Landlord nor Landlord's agents has made any representation or warranty as to the present or future suitability of the Premises, or the Project for the conduct of Tenant's business.

                            SEE ADDENDUM PARAGRAPH 3

7. MAINTENANCE, REPAIRS AND ALTERATIONS.

   (1) LANDLORD'S OBLIGATIONS. Landlord shall keep the Project (excluding the interior of the Premises and space leased to other occupants of the Project) in good condition and repair COMPARABLE TO OTHER SIMILAR OFFICE BUILDINGS IN THE RESTON/HERNDON, VIRGINIA AREA. If plumbing pipes, electrical wiring, HVAC ducts or vents within the Premises are in need of repaid, Tenant shall PROMPTLY notify Landlord, and Landlord shall cause the repairs to be completed within a reasonable time, and Tenant shall PROMPTLY pay the entire cost of the repairs to Landlord WITHIN TWENTY (20) DAYS OF RECEIPT OF AN INVOICE. Except as provided in Section 9.3, there shall be no abatement of rent or liability to Tenant on account of any injury or interference with Tenant's business with respect to any improvements, alterations or repairs made by Landlord to the Project or any part thereof. Tenant expressly waives the benefits of any statute now or hereafter in effect which would otherwise afford Tenant the right to make repairs and Landlord's expense or to terminate this Lease because of Landlord's failure to keep the Project in good order, condition and repair. THE FOREGOING WAIVER SHALL NOT INCLUDE A WAIVER OF TENANT'S RIGHT, IF ANY, TO BRING AN ACTION FOR CONSTRUCTIVE EVICTION OR BREACH OF ITS COVENANT OF QUIET ENJOYMENT.

   (2)     TENANT'S OBLIGATIONS.

           (1) Subject to the requirements of Section 7.3, Tenant shall be responsible for keeping the Premises in good condition and repair, ORDINARY WEAR AND TEAR EXCEPTED, at Tenant's sole expense. By way of example, and not limitation, Tenant shall be responsible, at Tenant's sole expense, for repairing and/or replacing, carpet, marble, tile or other flooring, paint, wall coverings, corridor and interior doors and door hardware, telephone and computer equipment, Interior glass, window treatments, ceiling tiles, shelving, cabinets, millwork and other tenant Improvements. In addition, Tenant shall bo responsible for tho installation, maintenance and repair of all telephone, computer and related cabling from the telephone terminal room on the floor on which the Premises is located to and throughout the Premises, and Tenant shall be responsible for any loss, cost, damage, liability and expense (including attorneys' fees) arising out of or related to the installation, maintenance, repair and replacement of such cabling. If Tenant fails to keep the Premises in good condition and repair, Landlord may, but shall not be obligated to, make any necessary repairs UPON REASONABLE PRIOR NOTICE TO TENANT, EXCEPT IN AN EMERGENCY WHERE NO SUCH NOTICE SHALL BE REQUIRED. If Landlord makes such repairs, Landlord shall bill Tenant for the cost of the repairs as additional rent, and said additional rent shall be payable by Tenant within THIRTY (30) days.

           (2) On the last day of the Term hereof, or on any sooner termination, Tenant shall surrender the Premises to Landlord in the same condition as received, ordinary wear and tear and casualty damage excepted, clean and free of debris and Tenant's personal property. Tenant shall repair any damage to tho Premises occasioned by the installation or removal of Tenant's trade fixtures, furnishings and equipment. Tenant shall leave the electrical distribution systems, plumbing systems, lighting fixtures, HVAC ducts and vents, window treatments, wall coverings, carpets and other floor coverings, doors and door hardware, millwork, ceilings and other tenant improvements at the Premises and in good condition, ordinary wear and tear excepted.

   (3)     ALTERATIONS AND ADDITIONS.

           (1) Tenant shall not, without Landlord's prior written consent, which may be given or withheld in Landlord's sole discretion, make any alterations, improvements, additions, utility installations or repairs (hereinafter collectively referred to as "Alteration(s)") in, on or about the Premises or the Project. Alterations shall include, but shall not be limited to, the installation or alteration of security or fire protection systems, communication systems, millwork, shelving, file retrieval or storage systems, carpeting or other floor covering, window and wall coverings, electrical distribution systems, lighting fixtures, telephone or computer system wiring, HVAC and plumbing. At the expiration of the Term, Landlord may require the removal of any Alterations installed by Tenant and the restoration of the Premises and the Project to their prior condition, at Tenant's expense. If a work letter agreement is entered into by Landlord and Tenant, Tenant shall not be obligated to remove the tenant improvements constructed in accordance with the work letter agreement. If, as a result of any Alteration made by Tenant, Landlord is obligated to comply with the Americans With Disabilities Act or any other law or regulation and such compliance requires Landlord to make any improvement or Alteration to any portion of the Project, as a condition to Landlord's consent, Landlord shall have the right to require Tenant to pay to Landlord prior to the construction of any Alteration by Tenant, the entire cost of any improvement or Alteration Landlord is obligated to complete by such law or regulation. Should Landlord permit Tenant to make its own Alterations, Tenant shall use only such contractor as has been REASONABLY approved by Landlord, and Landlord may require Tenant to provide to Landlord, at Tenant's sole cost and expense, a lien and completion bond in an amount equal to one and one-half times the estimated cost of such Alterations, to insure Landlord against any liability for mechanic's and materialmen's liens and to insure completion of the work. In addition, Tenant shall pay to Landlord a fee equal to THREE PERCENT (3%) of the cost of the Alterations to compensate Landlord for the overhead and other costs it incurs in reviewing the plans for the Alterations and in monitoring the construction of the Alterations. TENANT SHALL NOT BE REQUIRED TO PAY A THREE PERCENT (3%) FEE IN CONNECT/ON WITH COSMETIC NONSTRUCTURAL ALTERATIONS CONSISTING OF PAINTING, WALLPAPERING AND CARPETING. Should Tenant make any Alterations without the prior approval of Landlord, or use a contractor not expressly approved by Landlord, Landlord may, at any time during the Term of this Lease, require that Tenant remove all or part of the Alterations and return the Premises to the condition it was in prior to the making of the Alterations. In the event Tenant makes any Alterations, Tenant agrees to obtain or cause its contractor to obtain, prior to the commencement of any work, "builders all risk" insurance in an amount approved by Landlord and workers compensation insurance.

                            SEE ADDENDUM PARAGRAPH 4

           (2) Any Alterations in or about the Premises that Tenant shall desire to make shall be presented to Landlord in written form, with plans and specifications which are sufficiently detailed to obtain a building permit, TO THE EXTENT REQUIRED BY LAW. If Landlord consents to an Alteration, the consent shall be deemed conditioned upon Tenant acquiring a building permit from the applicable governmental agencies, furnishing a copy thereof to Landlord prior to the commencement of the work, and compliance by Tenant with all conditions of said permit in a prompt and expeditious manner. Tenant shall provide Landlord with as-built plans and specifications for any Alterations made to the Premises.

           (3) Tenant shall pay, when due, all claims for labor or materials furnished to or for Tenant at or for use in the Premises, which claims are or may be secured by any mechanic's or materialmen's lien against the Premises or the Project, or any interest therein. If Tenant shall, in good faith, contest the validity of any such lien, Tenant shall furnish to Landlord a surety bond satisfactory to Landlord in an amount equal to not less than one and one half times the amount of such contested lien or claim indemnifying Landlord against liability arising out of such lien or claim. Such bond shall be sufficient in form and amount to free the Project from the effect of such lien. In addition, Landlord may require Tenant to pay Landlord's reasonable attorneys' fees and costs in participating in such action.

           (4) Tenant shall give Landlord not less than ten (10) days' advance written notice prior to the commencement of any work in the Premises by Tenant, and Landlord shall have the right to post notices of non-responsibility in or on the Premises or the Project.

           (5) All Alterations (whether or not such Alterations constitute trade fixtures or Tenant) which may be made to the Premises by Tenant shall be paid for by Tenant, at Tenant's sole expense, and shall be made and done in a good and workmanlike manner and with new materials REASONABLY satisfactory to Landlord and such Alterations shall be the property of Landlord and remain upon and be surrendered with the Premises at the expiration of the Term of the Lease. Provided Tenant is not in default BEYOND THE EXPIRATION OF ANY NOTICE AND CURE PERIOD, Tenant's personal property and equipment, other than that which is affixed to the Premises so that it cannot be removed without material damage to the Premises or the Project, shall remain the property of Tenant and may be removed by Tenant subject to the provisions of
                    Section 7.2(b).

   (4) FAILURE OF TENANT TO REMOVE PROPERTY. If this Lease is terminated due to the expiration of its Term or otherwise, and Tenant fails to remove its property as required by Section 7.2(b), in addition to any other remedies available to Landlord under this Lease, and Subject to any other right or remedy Landlord may have under applicable law, Landlord may remove any property of Tenant from the Premises and store the same elsewhere at the expense and risk of Tenant.

8. INSURANCE.

   (1)     INSURANCE-TENANT.

           (1) Tenant shall obtain and keep in force during the Term of this Lease a commercial general liability policy of insurance with coverages acceptable to Landlord, in Landlord's sole discretion, which by way of example and not limitation, protects Tenant and Landlord (as an additional insured) against claims for bodily injury, personal injury and property damage based upon, involving or arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be on an occurrence basis providing single limit coverage in an amount of not less than Two Million Dollars ($2,000,000) per occurrence with an "Additional Insured-Managers and Landlords of Premises Endorsement" and contain the "Amendment of the Pollution Exclusion" for damage caused by heat, smoke or fumes from a hostile fire. The policy shall not contain any intra-insured exclusions as between insured persons or organizations, but shall include coverage for liability assumed under this Lease as an "insured contract" for the performance of Tenant's indemnity obligations under this Lease.

           (2) Tenant shall obtain and keep in force during the Term of this Lease "all risk" extended coverage property insurance with coverages acceptable to Landlord, in Landlord's sole discretion. Said insurance shall be written on a one hundred percent (100%) replacement cost basis on Tenant's personal property, all tenant improvements Installed at the Premises by Landlord or Tenant, Tenant's trade fixtures and other property. By way of example and not limitation, such policies shall provide protection against any peril included within the classification "fire and extended coverage," against vandalism and malicious mischief, theft, sprinkler leakage, earthquake damage and flood damage. If this Lease is terminated as the result of a casualty in accordance with
                    Section 9, the proceeds of said insurance attributable to the replacement of all tenant improvements at the Premises PAID FOR BY LANDLORD, shall be paid to Landlord. If insurance proceeds are available to repair the tenant improvements, at Landlord's option, all insurance proceeds Tenant is entitled to receive to repair the tenant improvements shall be paid by the insurance company directly to Landlord. Landlord shall select the contractor to repair and/or replace the tenant improvements, and Landlord shall cause the tenant improvements to be repaired and/or replaced to the extent insurance proceeds are available.

           (3) Tenant shall, at all times during the Term hereof, maintain in effect workers' compensation insurance as required by applicable law and business interruption and extra expense insurance satisfactory to Landlord.


   (2)     INSURANCE-LANDLORD.

           (1) Landlord shall obtain and keep in force a policy of general liability insurance with coverage against such risks and in such amounts as Landlord deems advisable insuring Landlord against liability arising out of the ownership, operation and management of the Project.

           (2) Landlord shall also obtain and keep in force during the Term of this Lease a policy or policies of insurance covering loss or damage to the Project in the amount of not less than NINETY PERCENT (90%) of the full replacement cost thereof, as determined by Landlord from time to time. The terms and conditions of said policies and the perils and risks covered thereby shall be determined by Landlord, from time to time, in Landlord's sole discretion. In addition, at Landlord's option, Landlord shall obtain and keep in force, during the Term of this Lease, a policy of rental interruption insurance, with loss payable to Landlord, which insurance shall, at Landlord's option, also cover all Operating Expenses. At Landlord's option, Landlord may obtain insurance coverages and/or bonds related to the operation of the parking areas. At Landlord's option, Landlord may obtain coverage for flood damages. In addition, Landlord shall have the right to obtain such additional insurance as is customarily carried by owners or operators of other comparable office buildings in the geographical area of the Project. Tenant will not be named as an additional insured in any insurance policies carried by Landlord and shall have no right to any proceeds therefrom. The policies purchased by Landlord shall contain such deductibles as Landlord may determine. In addition to amounts payable by Tenant in accordance with Section 4.2, Tenant shall pay any increase in the property insurance premiums for the Project over what was payable immediately prior to the increase to the extent the increase is specified by Landlord's insurance carrier as being caused by the nature of Tenant's occupancy or any act or omission of Tenant.

   (3) INSURANCE POLICIES. Tenant shall deliver to Landlord copies of the insurance policies required under Section 8.1 within fifteen (15) days prior to the Commencement Date of this Lease, and Landlord shall have the right to approve the terms and conditions of said policies. Tenant's insurance policies shall not be cancelable or Subject to reduction of coverage or other modification except after thirty (30) days prior written notice to Landlord. Tenant shall, at least thirty
           (30) days prior to the expiration of such policies, furnish Landlord with renewals thereof. Tenant's insurance policies shall be issued by insurance companies authorized to do business in the state in which the Project is located, and said companies shall maintain during the policy term a "General Policyholders' Rating" of at least "A" and a financial rating of at least "Class X" (or such other rating as may be required by any lender having a lien on the Project), as set forth in the most recent edition of "Best Insurance Reports." All insurance obtained by Tenant shall be primary to and not contributory with any similar insurance carried by Landlord, whose insurance shall be considered excess insurance only. Landlord, and at Landlord's option, the holder of any mortgage or deed of trust encumbering the Project and any person or entity managing the Project on behalf of Landlord, shall be named as an additional insured on all insurance policies Tenant is obligated to obtain by-Section 8.1 above. Tenant's insurance policies shall not include deductibles in excess of Five Thousand Dollars ($5,000).

   (4)     WAIVER OF SUBROGATION.    NOTWITHSTANDING ANYTHING TO THE CONTRARY IN
           THIS LEASE, TENANT AND LANDLORD EACH HEREBY RELEASE AND RELIEVE THE OTHER, AND WAIVE THEIR ENTIRE RIGHT OF RECOVERY AGAINST THE OTHER, AND THE OTHER'S AGENTS AND EMPLOYEES, FOR DIRECT OR CONSEQUENTIAL LOSS OR DAMAGE ARISING OUT OF OR INCIDENT TO THE PERILS COVERED BY INSURANCE CARRIED BY SUCH PARTY (OR REQUIRED TO BE CARRIED BY SUCH PARTY BY THIS LEASE) TO THE EXTENT OF THE INSURANCE PROCEEDS ACTUALLY RECEIVED (OR WOULD HAVE BEEN RECEIVED HAD SUCH PARTY CARRIED THE TYPE AND AMOUNT OF INSURANCE REQUIRED UNDER THIS LEASE), WHETHER DUE TO THE NEGLIGENCE OF LANDLORD OR TENANT OR THEIR AGENTS, EMPLOYEES, CONTRACTORS AND/OR INVITEES. LANDLORD AND TENANT SHALL EACH CAUSE THE INSURANCE POLICIES THEY OBTAIN IN ACCORDANCE WITH THIS SECTION 8 TO PROVIDE THAT THE INSURANCE COMPANY WAIVES ALL RIGHT OF RECOVERY BY SUBROGATION AGAINST EITHER PARTY IN CONNECTION WITH ANY DAMAGE COVERED BY ANY POLICY.

   (5) COVERAGE. Landlord makes no representation to Tenant that the limits or forms of coverage specified above or approved by Landlord are adequate to insure Tenants property or Tenants obligations under this Lease and the limits of any insurance carried by Tenant shall not limit Tenant s obligations or liability under any indemnity provision included in this Lease or under any other provision of this Lease.

9. DAMAGE OR DESTRUCTION.

   (1) EFFECT OF DAMAGE OR DESTRUCTION. If all or part of the Project is damaged by fire earthquake flood explosion the elements riot the release or existence of Hazardous Substances (as defined in Section 22 below) or by any other cause whatsoever (hereinafter collectively referred to as Damages ) but the Damages are not Material (as defined in Section 9.2 below) Landlord shall repair the Damages to the Project as soon as is reasonably possible and this Lease shall remain in full force and effect. If all or part of the Project is destroyed or Materially Damaged Landlord shall have the right in its sole and complete discretion to repair or to rebuild the Project or to terminate this Lease, PROVIDED LANDLORD TERMINATES ALL OTHER LEASES IN THE Project. Landlord shall within one hundred twenty (120) days after the discovery of such Material Damage or destruction notify Tenant in writing of Landlord's intention to repair or to rebuild or to terminate this Lease. Tenant shall in no event be entitled to compensation or damages on account of annoyance or inconvenience in making any repair or on account of construction or on account of Landlord s election to terminate this Lease. Notwithstanding the foregoing if Landlord shall elect to rebuild or repair the Project after Material Damage or destruction but in good faith determines that the Premises cannot be substantially repaired within TWO HUNDRED SEVENTY (270) days after the date of the discovery of the Material Damage or destruction without payment of overtime or other premiums and the Damage to the Project will render the entire Premises unusable during said TWO HUNDRED SEVENTY (270) day period. Landlord shall notify Tenant thereof in writing at the time of Landlord's election to rebuild or repair and Tenant shall thereafter have a period of fifteen (15) BUSINESS days within which Tenant may elect to terminate this Lease upon thirty (30) days advance written notice to Landlord. TENANT SHALL HAVE A FURTHER RIGHT TO TERMINATE THIS LEASE IF THE PREMISES ARE DAMAGED DURING THE LAST TWELVE (12) MONTHS OF THE TERM OF THE LEASE AND SUCH DAMAGE CANNOT, IN LANDLORD'S REASONABLE JUDGMENT, BE REPAIRED WITHIN NINETY (90) DAYS. Tenant s termination right described in the preceding sentence shall not apply if the Damage was caused by the negligent or intentional acts of Tenant or its employees agents contractors or invitees. Failure of Tenant to exercise said election within said fifteen (15) BUSINESS day period shall constitute Tenants agreement to accept delivery of the Premises under this Lease whenever tendered by Landlord provided Landlord thereafter pursues reconstruction or restoration diligently to completion Subject to delays caused by Force Majeure Events. If Landlord is unable to repair the Damage to the Premises or the Project during such TWO HUNDRED SEVENTY (270) day period due to Force Majeure Events the TWO HUNDRED SEVENTY (270) day period shall be extended by the period of delay caused by the Force Majeure Events. Subject to Section 9.3 below if Landlord or Tenant terminates this Lease in accordance with this Section 9.1, Tenant shall continue to pay ail Base Rent Operating Expense increases Real Property Tax increases and other amounts due hereunder which arise prior to the date of termination.

   (2) DEFINITION OF MATERIAL DAMAGE. Material Damage to the Project shall occur if in Landlord s reasonable judgment the uninsured cost of repairing the Damage will exceed FIFTY THOUSAND DOLLARS ($50,000). If Insurance proceeds are available to Landlord in an amount which is sufficient to pay the entire cost of repairing ail of the Damage to the Project the Damage shall be deemed material if the cost of repairing the Damage exceeds TWO HUNDRED FIFTY THOUSAND DOLLARS ($250,000). Damage to the Project shall be deemed Material if (a) the Project cannot be rebuilt or repaired to substantially the same condition it was in prior to the Damage due to laws or regulations in effect at the time the repairs will be made (b) the holder of any mortgage or deed of trust encumbering the Project requires that insurance proceeds available to repair the Damage in excess of FIFTY THOUSAND DOLLARS ($50,000) be applied to the repayment of the indebtedness secured by the mortgage or the deed of trust or (c) the Damage occurs during the last twelve (12) months of the Term of the Lease.

   (3) ABATEMENT OF RENT. If Landlord elects to repair Damage to the Project and ail or part of the Premises will be unusable or inaccessible to Tenant in the ordinary conduct of its business until the Damage is repaired and the Damage was not caused by the GROSS negligence or intentional acts of Tenant or its employees agents contractors or invitees Tenants Base Rent Tenant's Share of Operating Expense increases and Tenant's Share of Real Property Taxes shall be abated FROM THE DATE THE PREMISES ARE DAMAGED OR DESTROYED until the repairs are completed in proportion to the amount of the Premises which is unusable or inaccessible to Tenant in the ordinary conduct of its Business. EXCEPT AS OTHERWISE PROVIDED IN PARAGRAPH 5 OF THE ADDENDUM ATTACHED HERETO, NOTWITHSTANDING the foregoing there shall be no abatement of Base Rent Tenant s Share of Operating Expense increases and Tenant s Share of Real Property Taxes by reason of any portion of the Premises being unusable or inaccessible for a period equal to five (5) consecutive business days or less. If the cause of the Damage or destruction is an earthquake or a flood Tenant shall only be entitled to an abatement of rent when and if Landlord receives reimbursement for such rent from insurance proceeds if any.

   (4) TENANT'S ACTS. If such Damage or destruction occurs as a result of the GROSS negligence or the intention acts of Tenant or Tenant's employees, agents, contractors or invitees, and the proceeds of insurance which are actually received by Landlord are not sufficient to pay for the repair of all of the Damage, Tenant shall pay, at Tenant's sole cost and expense, to Landlord upon demand, the difference between the cost of repairing the Damage and the insurance proceeds received by Landlord.

   (5)     TENANT'S PROPERTY.   As more fully set forth in Section 21, EXCEPT
           WHERE CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF LANDLORD, ITS EMPLOYEES, AGENTS OR CONTRACTORS, Landlord shall not be liable to Tenant or its employees, agents, contractors, invitees or customers for loss or Damage to merchandise, tenant improvements, fixtures, automobiles, furniture, equipment, computers, files or other property (hereinafter collectively "Tenant's property") located at the Project. Tenant shall repair or replace all of Tenant's property at Tenant's sole cost and expense. Tenant acknowledges that it is Tenant's sole responsibility to obtain adequate insurance coverage to compensate Tenant for Damage to Tenant's property.

   (6) WAIVER. Landlord and Tenant hereby waive the provisions of any statutes which relate to the termination of leases when leased property is damaged or destroyed and agree that such event shall be governed by the terms of this Lease.

10. REAL AND PERSONAL PROPERTY TAXES.

    (1) PAYMENT OF TAXES. Tenant shall pay to Landlord during the Term hereof, in addition to Base Rent and Tenant s Share of Operating Expense Increases, Tenant s Share of the amount by which all Real Property Taxes (as defined in Section 10.2 below) for each Comparison Year exceeds the amount of ail Real Property Taxes for the Base Year. Tenant s Share of Real Property Tax increases shall be payable by Tenant at the same time, in the same manner and under the same terms and conditions as Tenant pays Tenant s Share of Operating Expense increases as provided in Section 4.2(f) of this Lease. Except as expressly provided in Section 10.4 below, if the Real Property Taxes incurred during any Comparison Year are less that the Real Property Taxes incurred during the Base Year, Tenant shall not be entitled to receive any credit, offset, reduction or benefit as a result of said occurrence.

    (2) DEFINITION OF "REAL PROPERTY TAX." As used herein, the term Real Property Tax shall include any form of real estate tax or assessment, general, special, ordinary or extraordinary, improvement bond or bonds imposed on the Project or any portion thereof by any authority having the direct or indirect power to tax, including any city, county, state or federal government, or any school, agricultural, sanitary, fire, street, drainage or other improvement district thereof, as against any legal or equitable interest of Landlord in the Project or in any portion thereof, unless such tax is defined as an Operating Expense by Section 4.2(c). Real Property Taxes shall not include income, inheritance, FRANCHISE, ESTATE, EXCISE, EXCESS PROFITS TAXES, TRANSFER, RECORDATION OR gift taxes. UPON TENANT'S REQUEST, LANDLORD SHALL FORWARD TO TENANT A COPY OF THE APPLICABLE TAX STATEMENTS SETTING FORTH THE APPLICABLE TAXES ADDRESSED IN THIS
           SECTION 10.2.

    (3) PERSONAL PROPERTY TAXES. Tenant shall pay prior to delinquency all taxes assessed against and levied upon trade fixtures, furnishings, equipment and ail other personal property of Tenant contained in the Premises or related to Tenant's use of the Premises, if any of Tenants personal property shall be assessed with Landlord s real or personal property, Tenant shall pay to Landlord the taxes attributable to Tenant within ten (10) days after receipt of a written statement from Landlord setting forth the taxes applicable to Tenant s property.

    (4) REASSESSMENTS. From time to time Landlord may challenge the assessed value of the Project as determined by applicable taxing authorities and/or Landlord may attempt to cause the Real Property Taxes to be reduced on other grounds. If Landlord is successful in causing the Real Property Taxes to be reduced or in obtaining a refund, rebate, credit or similar benefit (hereinafter collectively referred to as a "reduction"), Landlord shall, credit the reduction(s) to Real Property Taxes for the calendar year to which a reduction applies and to recalculate the Real Property Taxes owed by Tenant for years after the year in which the reduction applies based on the reduced Real Property Taxes (if a reduction applies to Tenants Base Year, the Base Year Real Property Taxes shall be reduced by the amount of the reduction and Tenant s Share of Real Property Tax increases shall be recalculated for all Comparison Years following the year of the reduction based on the lower Base Year amount). ALL costs incurred by Landlord in obtaining the Real Property Tax reductions shall be considered an Operating Expense and Landlord shall determine, in its sole discretion to which years any reductions will be applied. In addition, all accounting and related costs incurred by Landlord in calculating new Base Years for tenants and in making all other adjustments shall be an Operating Expense.

11. UTILITIES.

    (1) SERVICES PROVIDED BY LANDLORD. Subject to all governmental rules, regulations and guidelines applicable thereto, Landlord shall provide HVAC to the Premises for normal office use during the times described in Section 11.4, reasonable amounts of electricity for normal office lighting and fractional horsepower office machines, water in the Premises or in the Common Areas for reasonable and normal drinking and lavatory use, replacement light bulbs and/or fluorescent tubes and ballasts for standard overhead fixtures, and building standard janitorial services.

    (2) OCCUPANT DENSITY. Tenant shall maintain a ratio of not more than one Occupant (as defined below) for each two hundred (200) square feet of rentable area in the Premises, PROVIDED LANDLORD ENFORCES THE DENSITY REQUIREMENT UNIFORMLY

           AMONG ALL TENANTS IN THE PROJECT TO THE EXTENT POSSIBLE. Landlord shall have the right to periodically visit the Premises without advance notice to Tenant in order to track the number of Occupants arriving at the Premises. FOR PURPOSES OF THIS SECTION, "OCCUPANTS" SHALL REFER COLLECTIVELY TO EMPLOYEES, VISITORS, CONTRACTORS AND OTHER PEOPLE THAT VISIT THE PREMISES. For purposes of this Section, "Occupants" shall not include people not employed by Tenant that deliver or pick up mail or other packages at the Premises, employees of Landlord or employees of Landlord's agents or contractors. Tenant acknowledges that increased numbers of Occupants causes additional wear and tear on the Premises and the Common Areas, additional use of electricity, water and other utilities, and additional demand for other Building services. Tenant's failure to comply with the requirements of this Section shall constitute a default under Section
           13.1 and Landlord shall have the right, in addition to any other remedies it may have at law or equity, to specifically enforce Tenant s obligations under this Section.

    (3) HOURS OF SERVICE. Building services and utilities shall be provided Monday through Friday from 8:00 a.m. to 6:00 p.m. and Saturdays from 9:00 a.m. to 1:00 p.m. Janitorial services shall be provided Monday through Friday. HVAC and other Building services shall not be provided at other times or on nationally recognized holidays. Tenant acknowledges that there will be no air circulation or temperature control within the Premises when the HVAC is not operating and, consequently during such times the Premises may not be suitable for human occupation or for the operation of computers and other heat sensitive equipment. Nationally recognized holidays shall include, but shall not necessarily be limited to, New Year's Day, Martin Luther King Jr. Day, Presidents' Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day. Landlord shall use its best efforts to provide HVAC to Tenant at times other than those set forth above subject to (a) the payment by Tenant of Landlord's standard charge, as determined by Landlord from time to time, in Landlord's sole discretion, for after hours HVAC and (b) Tenant providing to Landlord at least one (1) business day's advance written notice of Tenant's need for after hours HVAC. As of the date of this Lease, and subject to future increases EQUAL TO THE ACTUAL INCREASE IN UTILITY CHARGES, the standard charge for after hours HVC is Forty Dollars ($40.00) per hour. Tenant shall pay all after hours HVAC charges to Landlord within TWENTY (20) days after Landlord bills Tenant for said charges.

    (4)    EXCESS USAGE BY TENANT.  Notwithstanding the use set forth in
           Section 1.5, Tenant shall not use Building utilities or services in excess of those used by the average office building tenant using its premises for ordinary office use. Tenant shall not install at the Premises office machines, lighting fixtures or other equipment which will generate above average heat, noise or vibration at the Premises or which will adversely effect the temperature maintained by the HVAC system. If Tenant does use Building utilities or services in excess of those used by the average office building tenant, Landlord shall have the right, in addition to any other rights or remedies it may have under this Lease, to (a) at Tenant's expense, install separate metering devices at the Premises, and to charge Tenant for its usage,
           (b) require Tenant to pay to Landlord all costs, expenses and damages incurred by Landlord as a result of such usage, and (c) require Tenant to stop using excess utilities or services. IN THE EVENT TENANT OPERATES AS A DATA CENTER, LANDLORD AGREES TO PERMIT TENANT TO INSTALL, OPERATE, MAINTAIN AND REPLACE AN UNINTERRUPTED POWER SOURCE
           (UPS), STATIONARY BATTERIES, CHARGERS, AND/OR GENERATORS PROVIDED TENANT OBTAINS ALL NECESSARY APPROVALS, PERMITS AND LICENSES FROM ALL GOVERNMENTAL AUTHORITIES HAVING JURISDICTION OVER SUCH MATTERS. LANDLORD ALSO AGREES TO PERMIT TENANT, SUBJECT TO THE TERMS AND CONDITIONS OF THIS LEASE, TO UTILIZE A PORTABLE GENERATOR DURING EMERGENCIES, OR ON AN AS-NEEDED BASIS. IN THE EVENT THAT LANDLORD INSTALLS SEPARATE METERING DEVICES AT THE PREMISES AS PROVIDED IN (b) ABOVE, TENANT SHALL

           PAY TO LANDLORD, WITHIN THIRTY (30) DAYS FROM RECEIPT OF AN INVOICE FROM LANDLORD, ALL CHARGES FOR ELECTRICITY SUPPLIED TO THE PREMISES. AT LANDLORD'S OPTION, HOWEVER, LANDLORD MAY, FROM TIME TO TIME, REASONABLY ESTIMATE WHAT TENANTS CHARGES FOR ELECTRICITY FOR THE PREMISES SHALL BE, AND THE SAME SHALL BE PAYABLE BY TENANT MONTHLY DURING THE TERM ON THE SAME DAY AS BASE RENT IS DUE HEREUNDER PROVIDED LANDLORD AFFORDS TENANT THIRTY (30) DAYS NOTICE OF THE AMOUNT OF SUCH ESTIMATE. LANDLORD SHALL PERIODICALLY DELIVER TO TENANT INVOICES FOR ACTUAL ELECTRICITY SUPPLIED TO THE PREMISES. IF TENANT'S PAYMENTS FOR ESTIMATED ELECTRICITY CHARGES EXCEED THE ACTUAL ELECTRICITY CHARGES, THEN TENANT SHALL RECEIVE A CREDIT AGAINST THE ESTIMATED PAYMENT FOR ELECTRICITY NEXT FALLING DUE. IF TENANT'S PAYMENTS FOR ESTIMATED ELECTRICITY CHARGES WERE LESS THAN THE ACTUAL ELECTRICITY CHARGES, THEN TENANT SHALL PAY TO LANDLORD THE AMOUNT OF THE DEFICIENCY WITHIN THIRTY (30) DAYS AFTER DELIVERY BY LANDLORD TO TENANT OF SAID INVOICE. INVOICES FOR ELECTRICITY CHARGES SHALL NOT INCLUDE ANY MARK-UP BY LANDLORD FOR SAID ELECTRICITY. IN ADDITION, ELECTRICITY SUPPLIED TO THE COMMON AREAS SHALL BE A COMPONENT OF OPERATING EXPENSES FOR WHICH TENANT IS LIABLE IN ACCORDANCE WITH THE PROVISIONS OF SECTION 4.2 OF THE LEASE.

    (5) INTERRUPTIONS. Tenant agrees that Landlord shall not be liable to Tenant for its failure to furnish gas, electricity, telephone service, water, HVAC or any other utility services or building services when such failure is occasioned, in whole or in part, by repairs, replacements, or improvements, by any strike, lockout or other labor trouble, by inability to secure electricity, gas, water, telephone service or other utility at the Project, by any accident, casualty or event arising from any cause whatsoever, including the negligence of Landlord, its employees, agents and contractors, by act, negligence or default of Tenant or any other person or entity, or by an other cause, and such failures shall never be deemed to constitute an eviction or disturbance of Tenant's use and possession of the Premises or relieve Tenant from the obligation of paying rent or performing any of its obligations under this Lease. Furthermore, Landlord shall not be liable under any circumstances for loss of property or for injury to, or interference with, Tenant's business, including, without limitation, loss of profits, however occurring, through or in connection with or incidental to a failure to furnish any such services or utilities. Landlord may comply with voluntary controls or guidelines promulgated by any governmental entity relating to the use or conservation of energy, water, gas, light or electricity or the reduction of automobile or other emissions without creating any liability of Landlord to Tenant under this Lease.

                            SEE ADDENDUM PARAGRAPH 5

1.  ASSIGNMENT AND SUBLETTING.

    (a   LANDLORD'S CONSENT REQUIRED. Tenant shall not voluntarily or by operation of law assign, transfer, hypothecate, mortgage, sublet, or otherwise transfer or encumber all or any part of Tenant's interest in this Lease or in the Premises (hereinafter collectively a "Transfer"), without Landlord's prior written consent, which shall not be unreasonably withheld, DELAYED OR CONDITIONED. Landlord shall respond to Tenant's written request for consent hereunder within thirty (30) days after Landlord's receipt of the written request from Tenant. Any attempted Transfer without such consent shall be void and shall constitute a material default and breach of this Lease. Tenant's written request for Landlord's consent shall include, and Landlord's thirty (30) day response period referred to above shall not commence, unless and until Landlord has received from Tenant, all of the following information: (a) financial statements for the proposed assignee for the past three (3) years, TO THE EXTENT AVAILABLE, prepared in accordance with generally accepted accounting principles, (b) federal tax returns for the proposed assignee for the past three
(3) years OR FOR THE PROPOSED SUBTENANT FOR THE PAST YEAR, TO THE EXTENT AVAILABLE, (d) a detailed description of the business the assignee or subtenant intends to operate at the Premises, (e) the proposed effective date of the assignment or sublease, (f) a copy of the proposed sublease or assignment agreement which includes all of the terms and conditions of the proposed assignment or sublease, (g) a detailed description of any ownership or commercial relationship between Tenant and the proposed assignee or subtenant, and (h) a detailed description of any Alterations the proposed assignee or subtenant desires to make to the Premises. If the obligations of the proposed assignee or subtenant will be guaranteed by any person or entity, Tenant's written request shall not be considered complete until the information described in (a), (b) and (c) of the previous sentence has been provided with respect to each proposed guarantor. "Transfer" shall also include the transfer (a) if Tenant is a corporation, and Tenant's stock is not publicly traded over a recognized securities exchange, of more than FORTY-NINE PERCENT (49%) of the voting stock of such corporation during the Term of this Lease (whether or not in one or more transfers) or the dissolution, merger or liquidation of the corporation, or (b) if Tenant is a partnership or other entity, of more than FORTY-NINE PERCENT (49%) of the profit and loss participation in such partnership or entity during the Term of this Lease (whether or not in one or more transfers) or the dissolution, merger or liquidation of the partnership or entity. If Tenant is a limited or general partnership (or is comprised of two or more persons, individually or as co-partners). Tenant shall not be entitled to change or convert to (i) a limited liability company, (ii) a limited liability partnership or (iii) any other entity which possesses the characteristics of limited liability without the prior written consent of Landlord, which consent may be given or withheld in Landlord's sole discretion. Tenant's sole remedy in the event that Landlord shall wrongfully withhold consent to or disapprove any assignment or sublease shall be to obtain an order by a court of competent jurisdiction that Landlord grant such consent; in no event shall Landlord be liable for damages with respect to its granting or withholding consent to any proposed assignment or sublease. If Landlord shall exercise any option to recapture the Premises, or shall deny a request for consent to a proposed assignment or sublease, Tenant shall indemnify, defend and hold Landlord harmless from and against any and all losses, liabilities, damages, costs and claims that may be made against Landlord by the proposed assignee or subtenant, or by any brokers or other persons claiming a commission or similar compensation in connection with the proposed assignment or sublease.

                            SEE ADDENDUM PARAGRAPH 6

    (b   LEVERAGED BUY-OUT. The involvement by Tenant or its assets in any transaction, or series of transactions (by way of merger, sale, acquisition, financing, refinancing, transfer, leveraged buy-out or otherwise) whether or not a formal assignment or hypothecation of this Lease or Tenant's assets occurs, which results or will result in a reduction of the "Net Worth" of Tenant as hereinafter defined, by an amount equal to or greater than twenty-five percent (25%)of such Net Worth of Tenant as it is represented to Landlord at the time of the execution by Landlord of this Lease, or as it exists immediately prior to said transaction or transactions constituting such reduction, at whichever time said Net Worth of Tenant was or is greater, shall be considered to be an assignment of this Lease by Tenant to which Landlord may reasonably withhold its consent. "Net Worth" of Tenant for purposes of this Section 12.2 shall be the net worth of Tenant (excluding any guarantors) established under generally accepted accounting principles consistently applied.

    (c   STANDARD FOR APPROVAL. Landlord shall not unreasonably withhold, DELAY
OR CONDITION its consent to a Transfer provided that Tenant has complied with each and every requirement, term and condition of this Section 12. Tenant acknowledges and agrees that each requirement, term and condition in this
Section 12 is a reasonable requirement, term or condition. It shall be deemed reasonable for Landlord to withhold its consent to a Transfer if any requirement, term or condition of this Section 12 is not complied with or: (a) the Transfer would cause Landlord to be in violation of its obligations under another lease or agreement to which Landlord is a party; (b) in Landlord's reasonable judgment, a proposed assignee has a smaller net worth than Tenant had on the date this Lease was entered into with Tenant or is less able financially to pay the rents due under this Lease as and when they are due and payable; (c) a proposed assignee's or subtenant's business will impose a burden on the Project's parking facilities, elevators, Common Areas or utilities that is greater than the burden imposed by Tenant, in Landlord's reasonable judgment;
(d) the terms of a proposed assignment or subletting will allow the proposed assignee or subtenant to exercise a right of renewal, right of expansion, right of first offer, right of first refusal or similar right held by Tenant; (e) a proposed assignee or subtenant refuses to enter into a written assignment agreement or sublease, reasonably satisfactory to Landlord, which provides that it will abide by and assume all of the terms and conditions of this Lease for the term of any assignment or sublease and containing such other terms and conditions as Landlord reasonably deems necessary;

(f) the use of the Premises by the proposed assignee or subtenant will not be FOR A use permitted by this Lease; (g) any guarantor of this Lease refuses to consent to the Transfer or to execute a written agreement reaffirming the guaranty; (h) Tenant is in default, BEYOND THE EXPIRATION OF ANY APPLICABLE NOTICE AND CURE PERIOD as defined in Section 13.1 at the time of the request;
(i) if requested by Landlord, the assignee or subtenant refuses to sign a COMMERCIALLY REASONABLE non-disturbance and attornment agreement in favor of Landlord's lender; (j) Landlord has sued or been sued by the proposed assignee or subtenant or has otherwise been DIRECTLY involved in a legal dispute with the proposed assignee or subtenant; (k) the assignee or subtenant is involved in a business which is not in keeping with the then current standards of the Project;
(l) the proposed assignee or subtenant is a person or entity then negotiating with Landlord for the lease of space in the Project; (m) the assignment or sublease will result in the Premises BEING USED as an executive suite); (n) the assignee or subtenant is a governmental or quasi governmental entity or an agency, department or instrumentality of a governmental or quasi-governmental agency; or (o) the terms of a proposed assignment or subletting will allow the proposed assignee or subtenant to pay a base rent less than the advertised base rent being charged new tenants in the Building at the time of such Transfer.

    (d   ADDITIONAL TERMS AND CONDITIONS.  The following terms and conditions shall be applicable to any Transfer:

         (i) Regardless of Landlord's consent, no Transfer shall release Tenant from Tenant's obligations hereunder or alter the primary liability of Tenant to pay the rent and other sums due Landlord hereunder and to perform all other obligations to be performed by Tenant hereunder or release any guarantor from its obligations under its guaranty.

         (ii) Landlord may accept rent from any person other than Tenant pending approval or disapproval of an assignment or subletting.

         (iii) Neither a delay in the approval or disapproval of a Transfer, nor the acceptance of rent, shall constitute a waiver or estoppel of Landlord's right to exercise its rights and remedies for the breach of any of the terms or conditions of this Section 12.

         (iv) The consent by Landlord to any Transfer shall not constitute a consent to any subsequent Transfer by Tenant or to any subsequent or successive Transfer by an assignee or subtenant. However, Landlord may consent to subsequent Transfers or any amendments or modifications thereto without notifying Tenant or anyone else liable on the Lease and without obtaining their consent, and such action shall not relieve such persons from liability under this Lease.

         (v) In the event of any default under this Lease, Landlord may proceed directly against Tenant, any guarantors or anyone else responsible for the performance of this Lease, including any subtenant or assignee, without first exhausting Landlord's remedies against any other person or entity responsible therefor to Landlord, or any security held by Landlord.

         (vi) Landlord's written consent to any Transfer by Tenant shall not constitute an acknowledgment that no default then exists under this Lease nor shall such consent be deemed a waiver of any then existing default. (1)

         (vii) The discovery of the fact that any financial statement relied upon by Landlord in giving its consent to an assignment or subletting was materially false shall, at Landlord's election, render Landlord's consent null and void.

         (viii) Landlord shall not liable under this Lease or under any sublease to any subtenant.

         (ix) No assignment or sublease may be modified or amended IN ANY WAY WHICH EFFECTS LANDLORD'S RIGHTS without Landlord's prior written consent.

         (x) The occurrence of a transaction described in Section 12.2 shall give Landlord the right (but not the obligation) to require that Tenant immediately provide Landlord with an additional Security Deposit equal to SIX
   (6) times the monthly Base Rent payable under the Lease, and Landlord may make its receipt of such amount a condition to Landlord's consent to such transaction.

         (xi) Any assignee of, or subtenant under, this Lease shall, by reason of accepting such assignment or entering into such sublease, be deemed, for the benefit of Landlord, to have assumed and agreed to conform and comply with each and every term, covenant, condition and obligation herein to be observed or performed by Tenant during the term of said assignment or sublease, other than such obligations as are contrary or inconsistent with provisions of an assignment or sublease to which Landlord has specifically consented in writing.

    (e   ADDITIONAL TERMS AND CONDITIONS APPLICABLE TO SUBLETTING.  The
following terms and conditions shall apply to any subletting by Tenant of all or any part of the Premises and shall be deemed included in all subleases under this Lease whether or not expressly incorporated therein:

         (i) Tenant hereby absolutely and unconditionally assigns and transfers to Landlord all of Tenant's interest in all rentals and income arising from any sublease entered into by Tenant, and Landlord may collect such rent and income and apply same toward Tenant's obligations under this Lease; provided, however, that until a default shall occur in the performance of Tenant's obligations under this Lease THAT IS NOT CURED WITHIN ANY APPLICABLE NOTICE AND CURE PERIOD, Tenant may receive, collect and enjoy the rents accruing under such sublease. Landlord shall not, by reason of this or any other assignment of such rents to Landlord nor by reason of the collection of the rents from a subtenant, be deemed to have assumed or recognized any sublease or to be liable to the subtenant for any failure of Tenant to perform and comply with any of Tenant's obligations to such subtenant under such sublease, including, but not limited to, Tenant's obligation to return any Security Deposit. Tenant hereby irrevocably authorizes and directs any such subtenant, upon receipt of a written notice from Landlord stating that a default exists in the performance of Tenant's obligations under this Lease, to pay to Landlord the rents due as they become due under the sublease. Tenant agrees that such subtenant shall have the right to rely upon any such statement and request from Landlord, and that such subtenant shall pay such rents to Landlord without any obligation or right to inquire as to whether such default exists and notwithstanding any notice from or claim from Tenant to the contrary.

         (ii) In the event Tenant shall default in the performance of its obligations under this Lease, Landlord at its option and without any obligation to do so, may require any subtenant to attorn to Landlord, in which event Landlord shall undertake the obligations of Tenant under such sublease from the time of the exercise of said option to the termination of such sublease; provided, however, Landlord shall not be liable for any prepaid rents or Security Deposit paid by such subtenant to Tenant or for any other prior defaults of Tenant under such sublease.

    (f   TRANSFER PREMIUM FROM ASSIGNMENT OR SUBLETTING. Landlord shall be entitled to receive from Tenant (as and when received by Tenant) as an item of additional rent ONE-HALF (1/2) OF all amounts received by Tenant from the subtenant or assignee in excess of the amounts payable by Tenant to Landlord hereunder (HEREINAFTER THE "TRANSFER PREMIUM"). The Transfer Premium shall be reduced by the reasonable brokerage commissions, legal fees, TENANT IMPROVEMENT COSTS, AND OTHER REASONABLE AND DOCUMENTED THIRD PARTY TRANSACTION COSTs actually paid by Tenant in order to assign the Lease or to sublet a portion of the Premises, PROVIDED THAT TENANT PROVIDES LANDLORD WITH A BREAKDOWN OF ALL THIRD PARTY TRANSACTION COSTS ASSOCIATED WITH SUCH TRANSFER AT THE TIME TENANT OBTAINS LANDLORD'S CONSENT AND LANDLORD CONSENTS TO SUCH

COSTS. "Transfer Premium" shall mean all Base Rent, additional rent or other consideration of any type whatsoever payable by the assignee or subtenant in excess of the Base Rent and additional rent payable by Tenant under this Lease. If less than all of the Premises is transferred, the Base Rent and the additional rent shall be determined on a per rentable square foot basis. Transfer Premium shall also include, but not be limited to, key money and bonus money paid by the assignee or subtenant to Tenant in connection with such Transfer, and any payment in excess of fair market value for services rendered by Tenant to the assignee or subtenant or for assets, fixtures, inventory, equipment, or furniture transferred by Tenant to the assignee or subtenant in connection with such Transfer.

    (g   LANDLORD'S OPTION TO RECAPTURE SPACE. Notwithstanding anything to the contrary contained in this Section 12, Landlord shall have the option, by giving written notice to Tenant within thirty (30) days after receipt of any request by Tenant to assign this Lease or to sublease space in the Premises, to terminate this Lease with respect to said space as of the date thirty (30) days after Landlord's election. In the event of a recapture by Landlord, if this Lease shall be canceled with respect to less than the entire Premises, the Base Rent, Tenant's Share of Operating Expense increases, Tenant's Share of Real Property Tax increases and the number of parking spaces Tenant may use shall be adjusted on the basis of the number of rentable square feet retained by Tenant in proportion to the number of rentable square feet contained in the original Premises, and this Lease as so amended shall continue thereafter in full force and effect, and upon request of either party, the parties shall execute written confirmation of same. If Landlord recaptures only a portion of the Premises, it shall construct and erect at its sole cost such partitions as may be required to sever the space to be retained by Tenant from the space recaptured by Landlord. Landlord may, at its option, lease any recaptured portion of the Premises to the proposed subtenant or assignee or to any other person or entity without liability to Tenant. Tenant shall not be entitled to any portion of the profit, if any, Landlord may realize on account of such termination and reletting. Tenant acknowledges that the purpose of this Section 12.7 is to enable Landlord to receive profit in the form of higher rent or other consideration to be received from an assignee or sublessee, to give Landlord the ability to meet additional space requirements of other tenants of the Project and to permit Landlord to control the leasing of space in the Project. Tenant acknowledges and agrees that the requirements of this Section 12.7 are commercially reasonable and are consistent with the intentions of Landlord and Tenant.

    (h   LANDLORD'S EXPENSES. In the event Tenant shall assign this Lease or sublet the Premises or request the consent of Landlord to any Transfer, then Tenant shall pay Landlord's reasonable costs and expenses incurred in connection therewith, including, but not limited to, attorneys', architects', accountants', engineers' or other consultants' fees; SUCH COSTS NOT TO EXCEED ONE THOUSAND FIVE HUNDRED DOLLARS ($1,500.00) FOR ANY TRANSFER OR ATTEMPTED TRANSFER.

2.  DEFAULT; REMEDIES.

    (a   DEFAULT BY TENANT. Landlord and Tenant hereby agree that the occurrence of any one or more of the following events is a material default by Tenant under this Lease and that said default shall give Landlord the rights described in
Section 13.2. Landlord or Landlord's authorized agent shall have the right to execute and deliver any notice of default, notice to pay rent or quit or any other notice Landlord gives Tenant.

         (i) Tenant's failure to make any payment of Base Rent, Tenant's Share of Operating Expense increases, Tenant's Share of Real Property Tax increases, parking charges, charges for after hours HVAC, late charges, or any other payment required to be made by Tenant hereunder, as and when due, where such failure shall continue for a period of FIVE (5) BUSINESS days after written notice thereof from Landlord to Tenant. In the event that Landlord serves Tenant with a notice to pay rent or quit pursuant to applicable unlawful detainer statutes, such notice shall also constitute the notice required by this Section 13.1(a).

         (ii) The abandonment of the Premises by Tenant FOR THIRTY (30) CONSECUTIVE DAYS in which event Landlord shall not be obligated to give any notice of default to Tenant.

         (iii) The failure of Tenant to comply with any of its obligations under Sections 6.1, 6.2(b), 7.2, 7.3, 8, 12, 18, 20, 22, 23, 25, 33, 34, and 55 and
   59 where Tenant fails to comply with its obligations or fails to cure any earlier breach of such obligation within TWENTY (20) days following written notice from Landlord to Tenant; PROVIDED, HOWEVER, THAT IF THE NATURE OF TENANT'S NON-PERFORMANCE IS SUCH THAT MORE THAN TWENTY (20) DAYS ARE REASONABLY REQUIRED FOR ITS CURE, THEN TENANT SHALL NOT BE DEEMED TO BE IN DEFAULT IF TENANT COMMENCES SUCH CURE WITHIN SAID TWENTY (20) DAY PERIOD AND THEREAFTER DILIGENTLY PURSUES SUCH CURE TO COMPLETION. In the event Landlord serves Tenant with a notice to quit or any other notice pursuant to applicable unlawful detainer statutes, said notice shall also constitute the notice required by this Section 13.1(c).

         (iv) The failure by Tenant to observe or perform any of the covenants, conditions or provisions of this Lease to be observed or performed by Tenant (other than those referenced in Sections 13.1(a), (b) and (c), above), where such failure shall continue for a period of THIRTY (30) days after written notice thereof from Landlord to Tenant; provided, however, that if the nature of Tenant's non-performance is such that more than THIRTY (30)days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant commences such cure within said THIRTY (30) day period and thereafter diligently pursues such cure to completion. In the event that Landlord serves Tenant with a notice to quit pursuant to applicable unlawful detainer statutes, said notice shall also constitute the notice required by this Section 13.1(d).

         (v) (i) The making by Tenant or any guarantor of Tenant's obligations hereunder of any general arrangement or general assignment for the benefit of creditors; (ii) Tenant or any guarantor becoming a "debtor" as defined in 11 U.S.C. 101 or any successor statute thereto (unless, in the case of a petition filed against Tenant or guarantor, the same is dismissed within sixty (60) days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within thirty (30) days; (iv) the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where such seizure is not discharged within thirty (30) days; or (v) the insolvency of Tenant. In the event that any provision of this Section 13.1 (e) is contrary to any applicable law, such provision shall be of no force or effect.

         (vi) The discovery by Landlord that any financial statement, representation or warranty given to Landlord by Tenant, or by any guarantor of Tenant's obligations hereunder was materially false at the time given. Tenant acknowledges that Landlord has entered into this Lease in material reliance on such information.

         (vii) If Tenant is a corporation, a partnership, or a limited liability company, the dissolution or liquidation of Tenant.

         (viii) If Tenant's obligations under this Lease are guaranteed;
   (i) the death of a guarantor, (ii) the termination of a guarantor's liability with respect to this Lease other than in accordance with the terms of such guaranty, (iii) a guarantor becoming insolvent or the subject of a bankruptcy filing, (iv) a guarantor's refusal to honor the guaranty, or (v) a guarantor's breach of its guaranty obligation on an anticipatory breach basis.

    (b)  REMEDIES.

         (i) In the event of any material default or breach of this Lease by Tenant, Landlord may, at any time thereafter, with or without notice or demand, and without limiting Landlord in the exercise of any right or remedy which Landlord may have by reason of such default:

             (1) terminate Tenant's right to possession of the Premises by any lawful means, in which case this Lease and the Term hereof shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord. If

      Landlord terminates this Lease, Landlord may recover from Tenant (A) the worth at the time of award of the unpaid rent which had been earned at the time of termination; (B) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; (C) the worth at the time of award of the amount by which the unpaid rent for the balance of the Term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; and (D) any other amount necessary to compensate Landlord for all detriment proximately caused by Tenant's failure to perform its obligations under the Lease or which in the ordinary course of things would be likely to result therefrom, including, but not limited to, the cost of recovering possession of the Premises, expenses of releasing, including necessary renovation and alteration of the Premises, reasonable attorneys' fees, any real estate commissions actually paid by Landlord and the unamortized value of any free rent, reduced rent, tenant improvement allowance or other economic concessions provided by Landlord. The "worth at time of award" of the amounts referred to in Section 13.2(a)(i)(A) and (B) shall be computed by allowing interest at the lesser of ten percent (10%) per annum or the maximum interest rate permitted by applicable law. The worth at the time of award of the amount referred to in Section 1 3.2(a)(i)(C) shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of Baltimore at the time of award plus one percent (1%). For purposes of this Section 13.2(a)(1), "rent" shall be deemed to be all monetary obligations required to be paid by Tenant pursuant to the terms of this Lease.

             (2) maintain Tenant's right of possession in which event Landlord shall have the remedy which permits Landlord to continue this Lease in effect after Tenant's breach and abandonment and recover rent as it becomes due.

             (3) collect sublease rents (or appoint a receiver to collect such rent) and otherwise perform Tenant's obligations at the Premises, it being agreed, however, that the appointment of a receiver for Tenant shall not constitute an election by Landlord to terminate this Lease.

             (4) pursue any other remedy now or hereafter available to Landlord under the laws or judicial decisions of the state in which the Premises are located.

         (ii) No remedy or election hereunder shall be deemed exclusive, but shall, wherever possible, be cumulative with all other remedies at law or in equity. The expiration or termination of this Lease and/or the termination of Tenant's right to possession of the Premises shall not relieve Tenant of liability under any indemnify provisions of this Lease as to matters occurring or accruing during the Term hereof or by reason of Tenant's occupancy of the Premises.

         (iii) If Tenant abandons or vacates the Premises, Landlord may re-enter the Premises and such re-entry shall not be deemed to constitute Landlord's election to accept a surrender of the Premises or to otherwise relieve Tenant from liability for its breach of this Lease. No surrender of the Premiss shall be effective against Landlord unless Landlord has entered into a written agreement with Tenant in which Landlord expressly agrees to (i) accept a surrender of the Premises and (ii) relieve Tenant of liability under the Lease. The delivery by Tenant to Landlord of possession of the Premises shall not constitute the termination of the Lease or the surrender of the Premises.

    (c) DEFAULT BY LANDLORD. Landlord shall not be in default under this Lease unless Landlord fails to perform obligations required of Landlord within thirty
(30) days after written notice by Tenant to Landlord and to the holder of any mortgage or deed of trust encumbering the Project whose name and address shall have theretofore been furnished to Tenant in writing, specifying wherein Landlord has failed to perform such obligation; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for its cure, then

Landlord shall not be in default if Landlord commences performance within such thirty (30) day period and thereafter diligently pursues the same to completion. In no event shall Tenant have the right to terminate this Lease as a result of Landlord's default, and Tenant's remedies shall be limited to damages and/or an injunction. This Lease and the obligations of Tenant hereunder shall not be affected or impaired because Landlord is unable to fulfill any of its obligations hereunder or is delayed in doing so, if such inability or delay is caused by reason of a Force Majeure Event, and the time for Landlord's performance shall be extended for the period of any such delay. Any claim, demand, right or defense by Tenant that arises out of this Lease or the negotiations which preceded this Lease shall be barred unless Tenant commences an action thereon, or interposes a defense by reason thereof, within ONE (1) YEAR after the date of the inaction, omission, event or action that gave rise to such claim, demand, right or defense.

    (d) LATE CHARGES. Tenant hereby acknowledges that late payment by Tenant to Landlord of Base Rent, Tenant's Share of Operating Expense increases, Tenant's Share of Real Property Tax increases, parking charges, after hours HVAC charges, or other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges and late charges which may be imposed on Landlord by the terms of any mortgage or trust deed encumbering the Project. Accordingly, if any installment of Base Rent, Tenant's Share of Operating Expense increases, Tenant's Share of Real Property Tax increases, parking charges, after hours HVAC charges or any other sum due from Tenant shall not be received by Landlord WITHIN FIVE (5) DAYS OF when such amount shall be due, then, without any requirement for notice or demand to Tenant, Tenant shall immediately pay to Landlord a late charge equal to FIVE PERCENT (5%) of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant's default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder including the assessment of interest under
Section 13.5. NOTWITHSTANDING THE FOREGOING, LANDLORD AGREES TO WAIVE IMPOSITION OF SUCH LATE CHARGES ON ONE (1) OCCASION IN ANY TWELVE (12) MONTH PERIOD PROVIDED THE OVERDUE PAYMENT IS MADE WITHIN SEVEN (7) BUSINESS DAYS AFTER LANDLORD GIVES TENANT WRITTEN NOTICE THAT PAYMENT WAS NOT MADE WHEN DUE.

    (e) INTEREST ON PAST-DUE OBLIGATIONS. Except as expressly herein provided, any amount due to Landlord that is not paid when due shall bear interest at the lesser of ten percent (10%) per annum, or the maximum rate permitted by applicable law. Payment of such interest shall not excuse or cure any default by Tenant under this Lease; provided, however, that interest shall not be payable on late charges incurred by Tenant nor on any amounts upon which late charges are paid by Tenant.

    (f) PAYMENT OF RENT AND SECURITY DEPOSIT AFTER DEFAULT. If Tenant fails to pay Base Rent, Tenant's Share of Operating Expense increases, Tenant's Share of Real Property Tax increases, parking charges or any other monetary obligation due hereunder on the date it is due, after Tenant's SECOND failure to pay any monetary obligation on the date it is due IN ANY TWELVE (12) MONTH PERIOD, at Landlord's option, all monetary obligations of Tenant hereunder shall thereafter be paid by cashiers check, and Tenant shall, upon demand, provide Landlord with an additional Security Deposit equal to three (3) months' Base Rent. If Landlord has required Tenant to make said payments by cashiers check or to provide an additional Security Deposit, Tenant's failure to make a payment by cashiers check or to provide an additional Security Deposit, shall be a material default hereunder.

   3. LANDLORD'S RIGHT TO CURE DEFAULT; PAYMENTS BY TENANT. All covenants and agreements to be kept or performed by Tenant under this Lease shall be performed by Tenant at Tenant's sole cost and expense and without any reduction of rent. If Tenant shall fail to perform any of its obligations under this Lease, within a reasonable time after such performance is required by the terms of this Lease, Landlord may, but shall not be obligated to, after three (3) BUSINESS days' prior written notice to Tenant, make any such payment or perform any such act on Tenant's behalf without waiving its rights based upon any default of Tenant and without releasing Tenant from any obligations hereunder. Tenant shall pay to Landlord, within TWENTY (20) days after delivery by Landlord to Tenant of statements therefor, an amount equal to the expenditures reasonably made by Landlord in connection with the remedying by Landlord of Tenant's defaults pursuant to the provisions of this Section 14.

   4. CONDEMNATION. If any portion of the Premises or the Project are taken under the power of eminent domain, or sold under the threat of the exercise of said power (all of which are herein called "Condemnation"), this Lease shall terminate as to the part so taken as of the date the condemning authority takes title or possession, whichever first occurs provided that if so much of the Premises or Project are taken by such Condemnation as would substantially and adversely affect the operation and profitability of Tenant's business conducted from the Premises, and said taking lasts for ninety (90) days or more, Tenant shall have the option to be exercised only in writing within thirty (30) days after Landlord shall have given Tenant written notice of such taking (or in the absence of such notice, within thirty (30) days after the condemning authority shall have taken possession), to terminate this Lease as of the date the condemning authority takes such possession. If a taking lasts for less than ninety (90) days, Tenant's rent shall be equitably abated during said period but Tenant shall not have the right to terminate this Lease. If Tenant does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the rent, Tenant's Share of Operating Expenses and Tenant's Share of Real Property Tax increases shall be reduced in the proportion that the usable floor area of the Premises taken bears to the total usable floor area of the Premises. Common Areas taken shall be excluded from the Common Areas usable by Tenant and no reduction of rent shall occur with respect thereto or by reason thereof. Landlord shall have the option in its sole discretion to terminate this Lease as of the taking of possession by the condemning authority, by giving written notice to Tenant of such election within thirty (30) days after receipt of notice of a taking by Condemnation of any part of the Premises or the Project. Any award for the taking of all or any part of the Premises or the project under the power of eminent domain or any payment made under threat of the exercise of such power shall be the property of Landlord, whether such award shall be made as compensation for diminution in value of the leasehold, for good will, for the taking of the fee, as severance damages, or as damages for tenant improvements; provided, however, that Tenant shall be entitled to any separate award for loss of or damage to Tenant's removable personal property and for moving expenses. In the event that this Lease is not terminated by reason of such Condemnation, and subject to the requirements of any lender that has made a loan to Landlord encumbering the Project, Landlord shall to the extent of severance damages received by Landlord in connection with such Condemnation, repair any damage to the Project caused by such Condemnation except to the extent that Tenant has been reimbursed therefor by the condemning authority. Tenant shall pay any amount in excess of such severance damages required to complete such repair. This Section, not general principles of law or the Commonwealth of Virginia Code of Civil Procedure shall govern the rights and obligations of Landlord and Tenant with respect to the Condemnation of all or any portion of the Project.

   5. VEHICLE PARKING.

      (a) USE OF PARKING FACILITIES. During the Term and subject to the rules and regulations attached hereto as Exhibit "C", as modified by Landlord from time to time (the "Rules"), Tenant shall be entitled to use the number of parking spaces set forth in Section 1.13 in the parking facility of the Project at the monthly rate applicable from time to time for monthly parking as set by Landlord and/or its licensee. Landlord may, in its sole discretion, assign tandem parking spaces to Tenant and designate the location of any reserved parking spaces. For purposes of this Lease, a "parking space" refers to the space in which one (1) motor vehicle is intended to park (e.g., a tandem parking stall includes two tandem parking spaces). Landlord reserves the right at any time to relocate Tenant's reserved and unreserved parking spaces. If Tenant commits or allows in the parking facility any of the activities prohibited by the Lease or the Rules, then Landlord shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove or tow away the vehicle involved and charge the cost to Tenant, which cost shall be immediately payable by Tenant upon demand by Landlord. Tenant's parking rights are the personal rights of Tenant and Tenant shall not transfer, assign, or otherwise convey its parking rights separate and apart from this Lease.

      (b) PARKING CHARGES. The initial monthly parking rate per parking space is set forth in Section 1.14 and is subject to change by Landlord, in Landlord 's sole discretion, upon five (5) days' prior written notice to Tenant. Monthly parking fees shall be payable in advance prior to the first day of each calendar month. Visitor parking rates shall be determined by Landlord from time to time in Landlord's sole discretion. The parking rates charged to Tenant or Tenant's visitors may not be the lowest parking rates charged by Landlord for the use of the parking facility. Notwithstanding anything to the contrary contained herein, any tax imposed on the privilege of occupying space in the parking facility, upon the revenues received by Landlord from the parking facility or upon the charges paid for the privilege of using the parking facility by any governmental or quasi-governmental entity may be added by Landlord to the monthly parking charges paid by Tenant at any time, or Landlord may require Tenant and other persons using the parking facility to pay said amounts directly to the taxing authority. IN NO EVENT SHALL TENANT OR TENANT'S VISITORS BE OBLIGATED TO PAY PARKING CHARGES DURING THE INITIAL TERM OF THIS LEASE.

   6. BROKER'S FEE. Tenant and Landlord each represent and warrant to the other that neither has had any dealings or entered into any agreements with any person, entity, broker or finder other than the persons, if any, listed in
Section 1.15, in connection with the negotiation of this Lease, and no other broker, person, or entity is entitled to any commission or finder's fee in connection with the negotiation of this Lease, and Tenant and Landlord each agree to indemnify, defend and hold the other harmless from and against any claims, damages, costs, expenses, attorneys' fees or liability for compensation or charges which may be claimed by any such unnamed broker, finder or other similar party by reason of any dealings, actions or agreements of the indemnifying party.

   7. ESTOPPEL CERTIFICATE.

      (a) DELIVERY OF CERTIFICATE. Tenant shall at any time upon not less than ten (10) BUSINESS days' prior written notice from Landlord execute, acknowledge and deliver to Landlord a statement in writing certifying such information as Landlord may reasonably request including, but not limited to, the following:
(a) that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) (b) the date to which the Base Rent and other charges are paid in advance and the amounts so payable, (c) that there are not, to Tenant's knowledge, any uncured defaults or unfulfilled obligations on the part of Landlord, or specifying such defaults or unfulfilled obligations, if any are claimed, (d) that all tenant improvements to be constructed by Landlord, if any, have been completed in accordance with Landlord's obligations and (e) that Tenant has taken possession of the Premises. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Project.

      (b) FAILURE TO DELIVER CERTIFICATE. IF TENANT SHALL FALL TO EXECUTE AND DELIVER SUCH STATEMENT WITHIN SUCH TEN (10) BUSINESS DAYS, THEN LANDLORD SHALL SEND TENANT A SECOND WRITTEN REQUEST FOR SUCH STATEMENT. IF TENANT SHALL FAIL TO SO EXECUTE AND DELIVER SUCH WRITTEN STATEMENT WITHIN FIVE (5) BUSINESS DAYS AFTER THIS SECOND REQUEST THEN, AT Landlord's option, the failure of Tenant to deliver such statement within such time FRAMES shall constitute a material default of Tenant hereunder, or it shall be conclusive upon Tenant that (a) this Lease is in full force and effect, without modification except as may be represented by Landlord, (b) there are no uncured defaults in Landlord's performance, (c) not more than one month's Base Rent has been paid in advance,
(d) all tenant improvements to be constructed by Landlord, if any, have been completed in accordance with Landlord's obligations and (e) Tenant has taken possession of the Premises.

   8. LANDLORD'S LIABILITY. Tenant acknowledges that Landlord shall have the right to transfer all or any portion of its interest in the Project and to assign this Lease to the transferee. Tenant agrees that in the event of such a transfer Landlord shall automatically be released from all liability under this Lease ARISING AFTER SUCH TRANSFER; and Tenant hereby agrees to look solely to Landlord's transferee for the performance of Landlord's obligations hereunder after the date of the transfer. Upon such a transfer, Landlord shall, at its option, return Tenant's Security Deposit to Tenant or transfer Tenant's Security Deposit to Landlord's transferee and, in either event, Landlord shall have no further liability to Tenant for the return of its Security Deposit. Subject to the rights of any lender holding a mortgage or deed of trust encumbering all or part of the Project, Tenant agrees to look solely to Landlord's equity interest in the Project (WHICH FOR PURPOSES HEREIN SHALL

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


INCLUDE ANY APPLICABLE INSURANCE OR CONDEMNATION PROCEEDS) for the collection of any judgment requiring the payment of money by Landlord arising out of (a) Landlord's failure to perform its obligations under this Lease or (b) the negligence or willful misconduct of Landlord its partners, employees and agents. No other property or assets of Landlord shall be subject to levy, execution or other enforcement procedure for the satisfaction of any judgment or writ obtained by Tenant against Landlord. No partner, employee or agent of Landlord shall be personally liable for the performance of Landlord's obligations hereunder or be named as a party in any lawsuit arising out of or related to, directly or indirectly, this Lease and the obligations of Landlord hereunder. The obligations under this Lease do not constitute personal obligations of the individual partners of Landlord and Tenant shall not seek recourse against the individual partners of Landlord or their assets.

   9. INDEMNITY. Tenant hereby agrees to indemnify, defend and hold harmless Landlord, and its employees, partners, agents, contractors, lenders and ground lessors (said persons and entities are hereinafter collectively referred to as the "Indemnified Parties") from and against any and all liability, loss, cost, damage, claims, loss of rents, liens, judgments, penalties, fines, settlement costs, investigation costs, the cost of consultants and experts, attorneys fees, court costs and other legal expenses, the effects of environmental contamination, the cost of environmental testing, the removal, remediation and/or abatement of the effects of Hazardous Substances or Medical Waste (as those terms are defined below), insurance policy deductibles and other expenses (hereinafter collectively referred to as "Losses") arising out of or related to an "Indemnified Matter" (as defined below). For purposes of this Section 20, an "Indemnified Matter" shall mean any matter for which one or more of the Indemnified Parties incurs liability or Losses if the Losses arise out of or involve, directly or indirectly, (a) Tenant's or its employees agents, contractors or invitees (all of said persons or entities are hereinafter collectively referred to as "Tenant Parties") use or occupancy of the Premises or the Project, (b) any act, omission or neglect of a Tenant Party, (c) Tenant's failure to perform any of its obligations under the Lease, (d) the existence, use or disposal of any Hazardous Substance (as defined in Section 22 below) brought on to the Project by a Tenant Party, (e) the existence, use or disposal of any Medical Waste (as described in Section 23 below) brought on to the Project by a Tenant Party or (f) any other matters for which Tenant has agreed to indemnify Landlord pursuant to any other provisions of this Lease. Tenant's obligations hereunder shall include, but shall not be limited to (a) compensating the Indemnified Parties for Losses arising out of Indemnified Matters within ten (10) days after written demand from an Indemnified Party and
(b) providing a defense, with counsel reasonably satisfactory to the Indemnified Party, at Tenant's sole expense, within ten (10) days after written demand from the Indemnified Party, of any claims, action or proceeding arising out of or relating to an Indemnified Matter whether or not litigated or reduced to Judgment and whether or not well founded. If Tenant is obligated to compensate an Indemnified Party for Losses arising out of an Indemnified Matter, Landlord shall have the immediate and unconditional right, but not the obligation, without notice or demand to Tenant, to pay the Losses to the Common Areas, another tenant's premises or to any other part of the Project to be repaired and to compensate other tenants of the Project or other persons or entities for Losses arising out of an Indemnified Matter. The Indemnified Parties need not first pay any Losses to be indemnified hereunder. Tenant's obligations under this Section shall not be released, reduced or otherwise limited because one or more of the Indemnified Parties are or may be actively or passively negligent with respect to an Indemnified Matter or because an Indemnified Party is or was partially responsible for the Losses incurred. This indemnity is intended to apply to the fullest extent permitted by applicable law. Tenant's obligations under this Section shall survive the expiration or termination of this Lease unless specifically waived in writing by Landlord after said expiration or termination.

   10. EXEMPTION OF LANDLORD FROM LIABILITY. EXCEPT WHERE CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT BY LANDLORD, ITS EMPLOYEES, AGENTS OR CONTRACTORS, Tenant hereby agrees that Landlord shall not be liable for Injury to Tenant's business or any loss of income therefrom or for loss of or damage to the merchandise, tenant improvements, fixtures, furniture, equipment, computers, files, automobiles, or other property of Tenant, Tenant's employees, agents, contractors or invitees, or any other person in or about the Project, nor shall Landlord be liable for injury to the person of Tenant, Tenant's employees, agents, contractors or invitees, whether such damage or injury is caused by or results from any cause whatsoever including, but not limited to, theft, criminal activity at the Project, negligent security measures, bombings or bomb scares, Hazardous Substances or Medical Waste, fire, steam, electricity, gas, water or rain, flooding,


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


breakage of pipes, sprinklers, plumbing, air conditioning or lighting fixtures, or from any other cause, whether said damage or injury results from conditions arising upon the Premises or upon other portions of the Project, or from other sources or places, or from new construction or the repair, alteration or improvement of any part of the Project, and UNLESS the cause of the damage or injury arises out of Landlord's or its employees, agents or contractors gross NEGLIGENCE or intentional acts. Landlord shall not be liable for any damages arising from any act or neglect of any employees, agents, contractors or invitees of any other tenant, occupant or user of the Project, nor from the failure of Landlord to enforce the provisions of the lease of any other tenant of the Project. Tenant, as a material part of the consideration to Landlord hereunder, hereby assumes all risk of damage to Tenant's property or business or injury to persons, in, upon or about the Project arising from any cause, EXCLUDING Landlord's GROSS negligence or the GROSS negligence of its employees, agents or contractors, and Tenant hereby waives all claims in respect thereof against Landlord, its employees, agents and contractors.

                            SEE ADDENDUM PARAGRAPH 7

   11. HAZARDOUS MATERIAL.

       (a) DEFINITION AND CONSENT. The term "Hazardous Substance" as used in this Lease shall mean any product, substance, chemical, material or waste whose presence, nature, quantity and/or intensity of existence, use, manufacture, disposal, transportation, spill, release or affect, either by itself or in combination with other materials expected to be on the Premises, is either: (a) potentially injurious to the public health, safety or welfare, the environment or the Premises, (b) regulated or monitored by any governmental entity, (c) a basis for liability of Landlord to any governmental entity or third party under any federal, state or local statute or common law theory or (d) defined as a hazardous material or substance by any federal, state or local law or regulation. Except for small quantities of ordinary office supplies such as copier toner, liquid paper, glue, ink and common household cleaning materials, Tenant shall not cause or permit any Hazardous Substance to be brought, kept, or used in or about the Premises or the Project by Tenant, its agents, employees, contractors or invitees.

       (b) DUTY TO INFORM LANDLORD. If Tenant knows, or has reasonable cause to believe, that a Hazardous Substance, or a condition involving or resulting from same, has come to be located in, on or under or about the Premises or the Project, Tenant shall immediately give written notice of such fact to Landlord. Tenant shall also immediately give Landlord (without demand by Landlord) a copy of any statement, report, notice, registration, application, permit, license, given to or received from, any governmental authority or private party, or persons entering or occupying the Premises, concerning the presence, spill, release, discharge of or exposure to, any Hazardous Substance or contamination in, on or about the Premises or the Project.

       (c) INSPECTION; COMPLIANCE. Landlord and Landlord's employees, agent, contractors and lenders shall have the right to enter the Premises at any time in the case of an emergency, and otherwise at reasonable times, for the purpose of inspecting the condition of the Premises and for verifying compliance by Tenant with this Section 22. Landlord shall have the right to employ experts and/or consultants in connection with its examination of the Premises and with respect to the Installation, operation, use monitoring, maintenance, or removal of any Hazardous Substance on or from the Premises. The costs and expenses of any such inspections shall be paid by the party requesting same, unless a contamination, caused or materially contributed to by Tenant, is found to exist or be imminent, or unless the inspection is requested or ordered by governmental authority as the result of any such existing or imminent violation or contamination. In any such case, Tenant shall upon request reimburse Landlord for the cost and expenses of such inspection.

   12. MEDICAL WASTE.

       (a) DISPOSAL OF MEDICAL WASTE. Tenant hereby agrees, at Tenant's sole expense, to dispose of its medical waste in compliance with all federal. state and local laws, rules and regulations relating to the disposal of medical waste and to dispose of the medical waste in a prudent and reasonable manner. Tenant shall not place any medical waste in refuse containers emptied by Landlord's janitorial staff or in the Project's refuse containers. At Landlord's option, in Landlord's


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


sole discretion, Landlord shall have the right, upon sixty (60) days' advance written notice to Tenant, at any time and from time to time, to elect to provide medical waste disposal services to Tenant. If Landlord elects to provide medical waste disposal services to Tenant, all costs incurred by Landlord in providing such services shall be paid by Tenant to Landlord as additional rent. Landlord may bill Tenant for said costs based upon the actual cost of providing said services to Tenant, as determined by Landlord, in Landlord's sole discretion, or Landlord may bill said expenses based upon Tenant's Share of the total cost of providing said services.

       (b) DUTY TO INFORM LANDLORD. Within ten (10) days following Landlord's written request, Tenant shall provide Landlord with any information requested by Landlord concerning the existence, generation or disposal of medical waste at the Premises, including, but not limited to, the following information: (a) the name, address and telephone number of the person or entity employed by Tenant to dispose of its medical waste, including a copy of any contract with said person or entity, (b) a list of each type of medical waste generated by Tenant at the Premises and a description of how Tenant disposes of said medical waste, (c) a copy of any laws, rules or regulations in Tenant's possession relating to the disposal of the medical waste generated by Tenant, and (d) copies of any licenses or permits obtained by Tenant in order to generate or dispose of said medical waste. Tenant shall also immediately provide to Landlord (without demand by Landlord) a copy of any notice, registration, application, permit, or license given to or received from any governmental authority or private party, or persons entering or occupying the Premises, concerning the presence, release, exposure or disposal of any medical waste in or about the Premises or the Project.

       (c) INSPECTION; COMPLIANCE. Landlord and Landlord's employees, agents, contractors and lenders shall have the right to enter the Premises at any time in the case of an emergency, and otherwise at reasonable times, for the purpose of verifying compliance by Tenant with this Section 23. Landlord shall have the right to employ experts and/or consultants in connection with its examination of the Premises and with respect to the generation and disposal of medical waste on or from the Premises. The cost and expenses of any such inspection shall be paid by Landlord, unless it is determined that Tenant is not disposing of its medical waste in a manner permitted by applicable law, in which case Tenant shall immediately reimburse Landlord for the cost of such inspection.

   13. TENANT IMPROVEMENTS. Tenant acknowledges and agrees that Landlord shall not be obligated to construct any tenant improvements on behalf of Tenant unless a work letter agreement (the 'Work Letter") is attached to this Lease as
Schedule 1. If a space plan is attached to the Work Letter, the space plan shall not be binding on Landlord unless the space plan has been approved by Landlord In writing. Except as set forth in a Work Letter, it is specifically understood and agreed that Landlord has no obligation and has made no promises to alter, remodel, improve, renovate, repair or decorate the Premises, the Project, or any part thereof, or to provide any allowance for such purposes, and that no representations respecting the condition of the Premises or the Project have been made by Landlord to Tenant.

                            SEE ADDENDUM PARAGRAPH 8

   14. SUBORDINATION.

       (a) EFFECT OF SUBORDINATION. This Lease, and any Option (as defined in
Section 26 below) granted hereby, upon Landlord's written election, shall be Subject and subordinate to any ground lease, mortgage, deed of trust, or any other hypothecation or security now or hereafter placed upon the Project and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof. Notwithstanding such subordination, Tenant's right to quiet possession of the Premises shall not be disturbed if Tenant is not in default BEYOND THE EXPIRATION OF ANY APPLICABLE NOTICE AND CURE PERIOD and so long as Tenant shall pay the rent and observe and perform all of the provisions of this Lease, unless this Lease is otherwise terminated pursuant to its terms. At the request of any mortgagee, trustee or ground lessor, Tenant shall attorn to such person or entity. If any mortgagee, trustee or ground lessor shall elect to have this Lease and any Options granted hereby prior to the lien of its mortgage, deed of trust or ground lease, and shall give written notice thereof to Tenant, this Lease and such Options shall be deemed prior to such mortgage, deed of trust or ground lease, whether this Lease or such Options


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


are dated prior or subsequent to the date of said mortgage, deed of trust or ground lease or the date of recording thereof. In the event of the foreclosure of a security device, the new owner shall not (a) be liable for any act or omission of any prior landlord or with respect to events occurring prior to its acquisition of title, (b) be liable for the breach of this Lease by any prior landlord, (c) be subject to any offsets or defenses which Tenant may have against the prior landlord or (d) be liable to Tenant for the return of its Security Deposit. IN THE EVENT THAT THE PROJECT SHALL BECOME SUBJECT TO ANY LIEN OF ANY GROUND LEASE, MORTGAGE, DEED OF TRUST OR ANY OTHER HYPOTHECATION OR SECURITY AFTER THE COMMENCEMENT DATE, LANDLORD SHALL USE REASONABLE EFFORTS TO OBTAIN A SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT ON BEHALF OF TENANT.

       (b) EXECUTION OF DOCUMENTS. Tenant agrees to execute and acknowledge any documents Landlord reasonably requests that Tenant execute to effectuate an attornment, a subordination, or to make this Lease or any Option granted herein prior to the lien of any mortgage, deed of trust or ground lease, as the case may be. Tenant acknowledges that the subordination agreement may give the lender the right, in the lender's sole discretion, to continue this Lease in effect or to terminate this Lease in the event of a foreclosure sale. Tenant's failure to execute such documents within ten (10) days after written demand shall constitute a material default by Tenant hereunder

   15. OPTIONS.

       (a) DEFINITION. As used in this Lease, the word "Option" has the following meaning: (1) the right or option to extend the Term of this Lease or to renew this Lease, and (2) the option or right of first refusal to lease the Premises or the right of first offer to lease the Premises or the right of first refusal to lease other space within the Project or the right of first offer to lease other space within the Project, and (3) the right or option to terminate this Lease prior to its expiration date or to reduce the size of the Premises. Any Option granted to Tenant by Landlord must be evidenced by a written option agreement attached to this Lease as a rider or addendum or said option shall be of no force or effect.

       (b) OPTIONS PERSONAL. Each Option granted to Tenant in this Lease, if any, is personal to the original Tenant and ANY PERMITTED TRANSFEREE AS DEFINED IN PARAGRAPH 6 OF THE ADDENDUM AND may be exercised only by the original Tenant OR PERMITTED TRANSFEREE while occupying the entire Premises and may not be exercised or be assigned, voluntarily or involuntarily, by or to any person or entity other than Tenant. The Options, if any, herein granted to Tenant are not assignable separate and apart from this Lease, nor may any Option be separated from this Lease in any manner, either by reservation or otherwise. If at any time an Option is exercisable by Tenant, the Lease has been assigned, or a sublease exists as to MORE THAN TWENTY FIVE PERCENT (25%) of the Premises IN THE AGGREGATE, the Option shall be deemed null and void and neither Tenant nor any assignee or subtenant shall have the right to exercise the Option.

       (c) MULTIPLE OPTIONS. In the event that Tenant has multiple Options to extend or renew this Lease a later Option cannot be exercised unless the prior Option to extend or renew this Lease has been so exercised.

       (d) EFFECT OF DEFAULT ON OPTIONS. Tenant shall have no right to exercise an Option if Tenant is in default BEYOND ANY APPLICABLE NOTICE AND CURE PERIOD of any of the terms, covenants or conditions of this Lease. The period of time within which an Option may be exercised shall not be extended or enlarged by reason of Tenant's inability to exercise an Option because of the provisions of this Section 26.4.

       (e) LIMITATIONS ON OPTIONS. Notwithstanding anything to the contrary contained in any rider or addendum to this Lease, any options, rights of first refusal or rights of first offer

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


granted hereunder shall be Subject and secondary to Landlord's right to first offer and lease any such space to any tenant who is then occupying or leasing such space at the time the space becomes available for leasing and shall be Subject and subordinated to any other options, rights of first refusal or rights of first offer previously given to any other person or entity.

       (f) NOTICE OF EXERCISE OF OPTION. Notwithstanding anything to the contrary contained in Section 40, Tenant may only exercise an option by delivering its written notice of exercise to Landlord by certified mail, return receipt and date of delivery requested. It shall be Tenant's obligation to prove that such notice was so sent in a timely manner and was delivered to Landlord by the U.S. Postal Service.

                            SEE ADDENDUM PARAGRAPH 9

   16. LANDLORD RESERVATIONS. Landlord shall have the right: (a) to change the name and address of the Project or Building upon not less than ninety (90) days prior written notice; (b) to, at Tenant's expense, provide and install Building standard graphics on or near the door of the Premises and such portions of the Common Areas as Landlord shall determine, in Landlord's sole discretion; (c) to permit any tenant the exclusive right to conduct any business as long as such exclusive right does not conflict with any rights expressly given herein; and
(d) to place signs, notices or displays upon the roof, interior, exterior or Common Areas of the Project. Tenant shall not use a representation (photographic or otherwise) of the Building or the Project or their name(s) in connection with Tenant's business or suffer or permit anyone, except in an emergency, to go upon the roof of the Building. Landlord reserves the right to use the exterior walls of the Premises, and the area beneath, adjacent to and above the Premises, together with the right to install, use, maintain and replace equipment, machinery, pipes, conduits and wiring through the Premises, which serve other parts of the Project, provided that Landlord's use does not unreasonably interfere with Tenant's use of the Premises.

   17. CHANGES TO PROJECT. Landlord shall have the right, in Landlord's sole discretion, from time to time, to make changes to the size, shape, location, number and extent of the improvements comprising the Project (hereinafter referred to as "Changes") including, but not limited to, the Project interior and exterior, the Common Areas, elevators, escalators, restrooms, HVAC, electrical systems, communication systems, fire protection and detection systems, plumbing systems, security systems, parking control systems, driveways, entrances, parking spaces, parking areas and landscaped areas. In connection with the Changes, Landlord may, among other things, erect scaffolding or other necessary structures at the Project, limit or eliminate access to portions of the Project, including portions of the Common Areas, or perform work in the Building, which work may create noise, dust or leave debris in the Building. Tenant hereby agrees that such Changes and Landlord's actions in connection with such Changes shall in no way constitute a constructive eviction of Tenant or entitle Tenant to any abatement of rent. Landlord shall have no responsibility or for any reason be liable to Tenant for any direct or indirect injury to or interference with Tenant's business arising from the Changes, nor shall Tenant be entitled to any compensation or damages from Landlord for any inconvenience or annoyance occasioned by such Changes or Landlord's actions in connection with such Changes. LANDLORD SHALL USE COMMERCIALLY REASONABLE EFFORTS TO MINIMIZE UNREASONABLE INTERFERENCE WITH TENANT'S USE AND OCCUPANCY OF THE PREMISES DURING ANY SUCH CHANGES.

   18. SUBSTITUTION OF OTHER PREMISES.

   19. HOLDING OVER. If Tenant remains in possession of the Premises or any part thereof after the expiration or earlier termination of tho term hereof with Landlord's consent, such occupancy shall bo a tenancy from month to month upon all the terms and conditions of this Lease pertaining to tho obligations of Tenant, except that tho Base Rent payable shall be ONE HUNDRED FIFTY PERCENT (150%) of the Base Rent payable immediately preceding the termination date of this lease or and all Options, if any, shall be deemed terminated and be of no further effect. If Tenant remains in possession of the Premises or any part thereof after the expiration of the Term hereof without Landlord's consent, Tenant shall, at Landlord's option, be treated as a tenant at sufferance or a trespasser. Nothing contained herein shall be construed to constitute Landlord's consent to Tenant holding over at the expiration or earlier termination of the Term. Tenant hereby agrees to indemnify, hold harmless and defend Landlord from any cost, loss, claim or liability (including attorneys' fees) Landlord may incur as a result of Tenant's failure to surrender possession of the Premises to Landlord upon the termination of this Lease.

   20. LANDLORD'S ACCESS.

       (a) ACCESS. UPON REASONABLE ADVANCE WRITTEN NOTICE, EXCEPT IN THE EVENT OF AN EMERGENCY, WHERE NO NOTICE SHALL BE REQUIRED, Landlord and Landlord's agent's contractors and employees shall have the right to enter the Premises at reasonable times for the purpose of inspecting the Premises, performing any services required of Landlord, showing the Premises to prospective purchasers, lenders, or tenants, undertaking safety measures and making alterations, repairs, improvements or additions to the Premises or to the Project. In the event of an emergency, Landlord may gain access to the Premises by any reasonable means, and Landlord shall not be liable to Tenant for damage to the Premises or to Tenant's property resulting from such access. Landlord may at any time place on or about the Building for sale or for lease signs and Landlord may at any time during the last one hundred twenty (120) days of the Term hereof place on or about the Premises for lease signs.

       (b) KEYS. Landlord shall have the right to retain keys to the locks on the entry doors to the Premises and all interior doors at the Premises. At Landlord's option, Landlord may require Tenant to obtain all keys to door locks at the Premises from Landlord's engineering staff or Landlord's locksmith and to only use Landlord's engineering staff or Landlord's locksmith to change locks at the Premises. Tenant shall pay Landlord's or its locksmith's standard charge for all keys and other services obtained from Landlord's engineering staff or locksmith.

   21. SECURITY MEASURES. Tenant hereby acknowledges that Landlord shall have no obligation whatsoever to provide guard service or other security measures for the benefit of the Premises or the Project, and Landlord shall have no liability to Tenant due to its failure to provide such services. Tenant assumes all responsibility for the protection of Tenant, its agents, employees, contractors and invitees and the property of Tenant and of Tenant's agents, employees, contractors and invitees from acts of third parties. Nothing herein contained shall prevent Landlord, at Landlord's sole option, from implementing security measures for the Project or any part thereof, in which event Tenant shall participate in such security measures and the cost thereof shall be included within the definition of Operating Expenses, and Landlord shall have no liability to Tenant and its agents, employees, contractors and invitees arising out of Landlord's negligent provision of security measures. Landlord shall have the right, but not the obligation, to require all persons entering or leaving the Project to identify themselves to a security guard and to reasonably establish that such person should be permitted access to the Project. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED FN THIS SECTION 32, LANDLORD SHALL, THROUGHOUT THE TERM OF THIS LEASE AND ANY EXTENSIONS THEREOF, PROVIDE ACCESS CONTROL MEASURES COMMENSURATE WITH THOSE SERVICES BEING PROVIDED AT THE TIME OF EXECUTION OF THIS LEASE.

   22. EASEMENTS. Landlord reserves to itself the right, from time to time, to grant such easements, rights and dedications that Landlord deems necessary or desirable, and to cause the recordation of parcel maps and restrictions, so long as such easements, rights, dedications, maps and restrictions do not unreasonably interfere with the use of the Premises by Tenant. Tenant shall sign any of the aforementioned documents within ten (10) days after Landlord's request and Tenant's failure to do so shall constitute a material default by Tenant. The obstruction of Tenant's view, air, or light by any structure erected in the vicinity of the Project, whether by Landlord or third parties, shall in no way affect this Lease or impose any liability upon Landlord.

   23. TRANSPORTATION MANAGEMENT. Tenant shall fully comply at its sole expense with all present or future programs implemented or required by any governmental or quasi-governmental entity or Landlord to manage parking, transportation, air pollution, or traffic in and around the Project or the metropolitan area in which the Project is located.

   24. SEVERABILITY. The invalidity of any provision of this Lease as determined by a court of competent jurisdiction shall in no way affect the validity of any other provision hereof.

   25. TIME OF ESSENCE. Time is of the essence with respect to each of the obligations to be performed by Tenant and Landlord under this Lease.

   26. DEFINITION OF ADDITIONAL RENT. All monetary obligations of Tenant to Landlord under the terms of this Lease, including, but not limited to, Base Rent, Tenant's Share of Operating Expenses, Tenant's Share of Real Property Taxes, parking charges, late charges and charges for after hours HVAC shall be deemed to be rent.

   27. INCORPORATION OF PRIOR AGREEMENTS. This Lease and the attachments listed in Section 1.16 contain all agreements of the parties with respect to the lease of the Premises and any other matter mentioned herein. No prior or contemporaneous agreement or understanding pertaining to any such matter shall be effective. Except as otherwise stated in this Lease, Tenant hereby acknowledges that no real estate broker nor Landlord or any employee or agents of any of said persons has made any oral or written warranties or representations to Tenant concerning the condition or use by Tenant of the Premises or the Project or concerning any other matter addressed by this Lease.

   28. AMENDMENTS. This Lease may be modified in writing only, signed by the parties in interest at the time of the modification.

   29. NOTICES. Subject to the requirements of Section 26.6 of this Lease, all notices required or permitted by this Lease shall be in writing and may be delivered (a) in person (by hand, by messenger or by courier service), (b) by U.S. Postal Service regular mail, (c) by U.S. Postal Service certified mail, return receipt requested, OR (d) by U.S. Postal Service Express Mail, Federal Express or other overnight courier, or and shall be deemed sufficiently given if served in a manner specified in this Section 40. Any notice permitted or required hereunder, and any notice to pay rent or quit or similar notice, shall be deemed personally delivered to Tenant on the date the notice is personally delivered to any employee of Tenant at the Premises. The addresses set forth in
Section 1.17 of this Lease shall be the address of each party for notice purposes. Landlord or Tenant may by written notice to the other specify a different address for notices purposes, except that upon Tenant's taking possession of the Premises, the Premises shall constitute Tenant's address for the purpose of mailing or delivering notices to Tenant. A copy of all notices required or permitted to be given to Landlord hereunder shall be concurrently transmitted to such party or parties at such addresses as Landlord may from time to time hereinafter designate by written notice to Tenant. Any notice sent by regular mail or by certified mail, return receipt requested, shall be deemed given ON THE DATE RECEIVED BY THE APPROPRIATE PARTY. Notices delivered by U.S. Express Mail, Federal Express or other courier shall be deemed given on the date delivered by the carrier to the appropriate party's address for notice purposes. A copy of all notices delivered to a party by facsimile transmission shall also be mailed to the party on the date the facsimile transmission is completed. If notice is received on Saturday, Sunday or a legal holiday, it shall be deemed received on the next business day. Nothing contained herein shall be construed to limit Landlord's right to serve any notice to pay rent or quit or similar notice by any method permitted by applicable law, and any such notice shall be effective if served in accordance with any method permitted by applicable law whether or not the requirements of this Section have been met.

   30. WAIVERS. No waiver by Landlord or Tenant of any provisions hereof shall be deemed a waiver of any other provision hereof or of any subsequent breach by Landlord or Tenant of the same or any other provision. Landlord's consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of Landlord's consent to or approval of any subsequent act by Tenant. The acceptance of rent hereunder by Landlord shall not be a waiver of any preceding breach by Tenant of any provision hereof, other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rent. No acceptance by Landlord of partial payment of any sum due from Tenant shall be deemed a waiver by Landlord of its right to receive the full amount due, nor shall any endorsement or statement on any check or accompanying letter from Tenant be deemed an accord and satisfaction. Tenant hereby waives for Tenant and all those claiming under Tenant all rights now or hereafter existing to redeem by order or judgment of any court or by legal process or writ, Tenant's right of occupancy of the Premises after termination of this Lease.

   31. COVENANTS. This Lease shall be construed as though the covenants contained herein are independent and not dependent and Tenant hereby waives the benefit of any statute to the contrary. All provisions of this Lease to be observed or performed by Tenant are both covenants and conditions.

   32. BINDING EFFECT, CHOICE OF LAW. Subject to any provision hereof restricting assignment or subletting by Tenant, this Lease shall bind the parties, their heirs, personal representatives, successors and assigns. This Lease shall be governed by the laws of the state in which the Project is located and any litigation concerning this Lease between the parties hereto shall be initiated in the county in which the Project is located.

   33. ATTORNEYS' FEES. If Landlord or Tenant brings an action to enforce the terms hereof or declare rights hereunder, the prevailing party in any such action, or appeal thereon, shall be entitled to its reasonable attorneys' fees and court costs to be paid by the losing party as fixed by the court in the same or separate suit, and whether or not such action is pursued to decision or judgment. The attorneys' fee award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorneys' fees and court costs reasonably incurred in good faith. Landlord shall be entitled to reasonable attorneys' fees and all other costs and expenses incurred in the preparation and service of notices of default and consultations in connection therewith, whether or not a legal action is subsequently commenced in connection with such default. Landlord and Tenant agree that attorneys' fees incurred with respect to defaults and bankruptcy are actual pecuniary losses within the meaning of Section 365(b)(1)(B) of the Bankruptcy Code or any successor statute.

   34. AUCTIONS. Tenant shall not conduct, nor permit to be conducted, either voluntarily or involuntarily, any auction upon the Premises or the Common Areas. The holding of any auction on the Premises or Common Areas in violation of this
Section 45 shall constitute a material default hereunder.

   35. SIGNS. Tenant shall not place any sign upon the Premises (including on the inside or the outside of the doors or windows of the Premises) or the Project without Landlord's prior written consent, which may be given or withheld in Landlord's sole discretion. Landlord shall have the right to place any sign it deems appropriate on any portion of the Project except the interior of the Premises. Any sign Landlord permits Tenant to place upon the Premises shall be maintained by Tenant, at Tenant's sole expense. If Landlord permits Tenant to include its name in the Building's directory, the cost of placing Tenant's name in the directory and the cost of any subsequent modifications thereto shall be paid by Tenant, at Tenant's sole expense.

   36. MERGER. The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, or a termination by Landlord, shall not result in the merger of Landlord's and Tenant's estates, and shall, at the option of Landlord, terminate all or any existing subtenancies or may, at the option of Landlord, operate as an assignment to Landlord of any or all of such subtenancies.

   37. QUIET POSSESSION. Subject to the other terms and conditions of this Lease, and the rights of any lender, and provided Tenant is not in default hereunder, Tenant shall have quiet possession of the Premises for the entire term hereof, Subject to all of the provisions of this Lease.

   38. AUTHORITY. If Tenant is a corporation, trust, general or limited partnership, or other entity, Tenant, and each individual executing this Lease on behalf of such entity, represents and warrants that such individual is duly authorized to execute and deliver this Lease on behalf of said entity, that said entity is duly authorized to enter into this Lease, and that this Lease is enforceable against said entity in accordance with its terms. If Tenant is a corporation, trust or partnership, Tenant shall deliver to Landlord upon demand evidence of such authority satisfactory to Landlord.

   39. CONFLICT. Except as otherwise provided herein to the contrary, any conflict between the printed provisions, exhibits, addenda or riders of this Lease and the typewritten or handwritten provisions, if any, shall be controlled by the typewritten or handwritten

   40. MULTIPLE PARTIES. If more than one person or entity is named as Tenant herein, the obligations of Tenant shall be the joint and several responsibility of all persons or entities named herein as Tenant. Service of a notice in accordance with Section 40 on one Tenant shall be deemed service of notice on all Tenants.

   41. INTERPRETATION. This Lease shall be interpreted as if it was prepared by both parties and ambiguities shall not be resolved in favor of Tenant because all or a portion of this Lease was prepared by Landlord. The captions contained in this Lease are for convenience only and shall not be deemed to limit or alter the meaning of this Lease. As used in this Lease the words tenant and landlord include the plural as well as the singular. Words used in the neuter gender include the masculine and feminine gender.

   42. PROHIBITION AGAINST RECORDING. Neither this Lease, nor any memorandum, affidavit or other writing with respect thereto, shall be recorded by Tenant or by anyone acting through, under or on behalf of Tenant. Landlord shall have the right to record a memorandum of this Lease, and Tenant shall execute, acknowledge and deliver to Landlord for recording any memorandum prepared by Landlord.

   43. RELATIONSHIP OF PARTIES. Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, Joint venturer or any association between Landlord and Tenant.

   44. RULES AND REGULATIONS. Tenant agrees to abide by and conform to the Rules and to cause its employees, suppliers, customers and invitees to so abide and conform. Landlord shall have the right, from time to time, to modify, amend and enforce the Rules. Landlord shall not be responsible to Tenant for the failure of other persons including, but not limited to, other tenants, their agents, employees and invitees to comply with the Rules. LANDLORD AGREES TO ENFORCE THE RULES IN

A UNIFORM AND NONDISCRIMINATORY MANNER. IF ANY CONFLICT EXISTS BETWEEN THE RULES AND THE PROVISIONS OF THIS LEASE, THE LATER SHALL CONTROL.

   45. RIGHT TO LEASE. Landlord reserves the absolute right to effect such other tenancies in the Project as Landlord in its sole discretion shall determine, and Tenant is not relying on any representation that any specific tenant or number of tenants will occupy the Project.

   46. SECURITY INTEREST. In consideration of the covenants and agreements contained herein, and as a material consideration to Landlord for entering into this Lease, Tenant hereby unconditionally grants to Landlord a continuing security interest in and to all personal property of Tenant located or left at the Premises and the Security Deposit, if any, and any advance rent payment or other deposit, nor in or hereafter delivered to or coming into the possession, custody or control of Landlord, by or for the account of Tenant, together with any increase in profits or proceeds from such property. The security interest granted to landlord hereunder secures payment and performance of all obligations of Tenant under this Lease now or hereafter arising or existing, whether direct or indirect, absolute or contingent, or due or to become due. In the event of a default under this Lease which is not cured within the applicable grace period, if any, Landlord is and shall be entitled to all the rights, powers and remedies granted a secured party under the Commonwealth of Virginia Commercial Code and otherwise available at law or in equity, including, but not limited to, the right to retain as damages the personal property, Security Deposit and other funds held by Landlord, without additional notice or demand regarding this security interest. Tenant agrees that it will execute such other documents or Instruments as may be reasonably necessary to carry out and effectuate the purpose and terms of this Section, or as otherwise reasonably requested by Landlord, including without limitation, execution of a UCC-1 financing statement. Tenant's failure to execute such documents within ten (10) days after written demand shall constitute a material default by Tenant hereunder and, at Landlord's option, Landlord shall have the right to execute such documents on behalf of Tenant as Tenant's attorney-in-fact. Tenant does hereby make, constitute and irrevocably appoint Landlord as Tenant's attorney-in-fact, and Landlord shall have the right to execute such documents in Tenant's name. Tenant hereby waives any rights it may have under the Commonwealth of Virginia Civil Code which are inconsistent with Landlord's rights under this Section. Landlord's rights under this Section are in addition to Landlord's rights under Sections 5 and 13. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN SECTION 57 OF THIS LEASE, THE SECURITY INTEREST GRANTED BY TENANT TO LANDLORD SHALL BE AUTOMATICALLY SUBORDINATED TO THE SECURITY INTEREST, IF ANY, GRANTED TO TENANT'S LENDERS IN THE ORDINARY COURSE OF TENANT'S BUSINESS. AT TENANT'S REQUEST, LANDLORD SHALL EXECUTE A LIEN WAIVER, THE FORM OF WHICH SHALL BE REASONABLY SATISFACTORY TO LANDLORD, WAIVING LANDLORD'S SECURITY INTEREST IN THE COLLATERAL DESCRIBED IN ANY SUCH LIEN WAIVER (WHICH COLLATERAL SHALL EXCLUDE THE IMPROVEMENTS AND ANY FIXTURES INSTALLED IN THE PREMISES).

   47. SECURITY FOR PERFORMANCE OF TENANT'S OBLIGATIONS. Notwithstanding any Security Deposit held by Landlord pursuant to Section 5 and any security interest held by Landlord pursuant to Section 57, Tenant hereby agrees that in the event of a default by Tenant, Landlord shall be entitled to seek and obtain a writ of attachment and/or a temporary protective order and Tenant hereby waives any rights or defenses to contest such a writ of attachment and/or temporary protective order on the basis of the Commonwealth of Virginia Code of Civil Procedure or any other related statute or rule.

   48. FINANCIAL STATEMENTS. From time to time, at Landlord's request, BUT NOT MORE THAN TWO (2) TIMES IN ANY TWELVE (12) MONTH PERIOD, Tenant shall cause the following financial information to be delivered to Landlord, at Tenant's sole cost and expense, upon not less than ten (10) BUSINESS days' advance written notice from Landlord: (a) a current financial statement for Tenant , (b) a current financial statement for any guarantor(s) of this Lease and the guarantor's financial statements for the previous two accounting years and (c) such other financial information pertaining to Tenant or any guarantor as Landlord or any lender or purchaser of Landlord may reasonably request. All financial statements shall be prepared in accordance with generally accepted accounting principals consistently applied and, if such is the normal practice of Tenant, shall be audited by an independent certified public accountant. Tenant hereby authorizes Landlord, from time to time, without notice to Tenant, to obtain a credit report or credit history on Tenant form any credit reporting company.

   49. ATTACHMENTS. The items listed in Section 1.16 are a part of this Lease and are incorporated herein by this reference.

   50. CONFIDENTIALITY. Tenant acknowledges and agrees that the terms of this Lease are confidential and constitute propriety information of Landlord. Disclosure of the terms hereof could adversely affect the ability of Landlord to negotiate other leases with respect to the Project and may impair Landlord's relationship with other tenants of the Project. Tenant agrees that it and its partners, officers, directors, employees, brokers, and attorneys, if any, shall not disclose the terms and conditions of this Lease to any other person or entity without the prior written consent of Landlord which may be given or withheld by Landlord, in Landlord's sole discretion. It is understood and agreed that damages alone would be an inadequate remedy for the breach of this provision by Tenant, and Landlord shall also have the right to seek specific performance of this provision and to seek injunctive relief to prevent its breach or continued breach.

   51. WAIVER OF JURY TRIAL. LANDLORD AND TENANT HEREBY WAIVE THEIR RESPECTIVE RIGHT TO TRIAL BY JURY OF ANY CAUSE OF ACTION, CLAIM, COUNTERCLAIM OR CROSS-COMPLAINT IN ANY ACTION, PROCEEDING AND/OR HEARING BROUGHT BY EITHER LANDLORD AGAINST TENANT OR TENANT AGAINST LANDLORD ON ANY MATTER WHATSOEVER ARISING OUT OF, OR IN ANY WAY CONNECTED WITH, THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT'S USE OR OCCUPANCY OF THE PREMISES, OR ANY CLAIM OF INJURY OR DAMAGE, OR THE ENFORCEMENT OF ANY REMEDY UNDER ANY LAW, STATUTE, OR REGULATION, EMERGENCY OR OTHERWISE, NOW OR HEREAFTER IN EFFECT.

LANDLORD AND TENANT ACKNOWLEDGE THAT THEY HAVE CAREFULLY READ AND REVIEWED THIS LEASE AND EACH TERM AND PROVISION CONTAINED HEREIN AND, BY EXECUTION OF THIS LEASE, SHOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO. THE PARTIES HEREBY AGREE THAT, AT THE TIME THIS LEASE IS EXECUTED, THE TERMS OF THIS LEASE ARE COMMERCIALLY REASONABLE AND EFFECTUATE THE INTENT AND PURPOSE OF LANDLORD AND TENANT WITH RESPECT TO THE PREMISES. TENANT ACKNOWLEDGES THAT IT HAS BEEN GIVEN THE OPPORTUNITY TO HAVE THIS LEASE REVIEWED BY ITS LEGAL COUNSEL PRIOR TO ITS EXECUTION. PREPARATION OF THIS LEASE BY LANDLORD OR LANDLORD'S AGENT AND SUBMISSION OF SAME TO TENANT SHALL NOT BE DEEMED AN OFFER BY LANDLORD TO LEASE THE PREMISES TO TENANT OR THE GRANT OF AN OPTION TO TENANT TO LEASE THE PREMISES. THIS LEASE SHALL BECOME BINDING UPON LANDLORD AND TENANT ONLY WHEN FULLY EXECUTED BY BOTH PARTIES AND WHEN LANDLORD HAS DELIVERED A FULLY EXECUTED ORIGINAL OF THIS LEASE TO TENANT.

THE REALTY ASSOCIATES FUND                                    HIGH SPEED ACCESS,
III, L.P., a Delaware limited partnership                     a _______________ corporation


By:      Realty Associates Fund III GP Limited Partnership,   By:    /s/ High Speed Access Corp.
         General Partner                                         -----------------------------------


                                                                 -----------------------------------
   By:      Realty Fund III GP, Inc.,                                        (print name)
            General Partner

                                                              Its:
                                                                  ----------------------------------
                                                                             (print title)

         By:      /s/ Realty Fund III GP, Inc.
            ------------------------------------


            ------------------------------------
                         (print name)

         Its:
             -----------------------------------
                         (print title)

                                    ADDENDUM

   THIS ADDENDUM (the "Addendum") is attached to the Lease dated as of August 20, 1999 by and between THE REALTY ASSOCIATES FUND III, L.P., a Delaware limited partnership ("Landlord") and HIGH SPEED ACCESS, a __________ ("Tenant") and incorporated herein by reference thereto. To the extent that there are any conflicts between the provisions of the Lease and the provisions of this Addendum, the provisions of this Addendum shall supersede the conflicting provisions of the Lease.

   1. OPERATING EXPENSE INCREASES. Notwithstanding anything to the contrary contained in the definitions of Operating Expenses set forth in Section 4.2(c) of the Lease, Operating Expenses shall not include the following:

   (a) costs incurred by Landlord for capital improvements, unless made with the reasonable expectation to reduce Operating Expenses or required by law;

   (b) landlord's general corporate overhead and general administrative expenses;

   (c) advertising and promotional expenditures;

   (d) costs incurred to provide services or other benefits to other tenants or occupants of a type that are not provided or available to Tenant hereunder;

   (e) rental payments to any ground lessor or Landlord;

   (f) payments in respect of overhead or profit to subsidiaries or affiliates of Landlord, or to any party as a result of a non-competitive selection process, for management or other services on or to the Building, or for supplies or other materials to the extent that the costs of such services, supplies, or materials exceed the costs that would have bene paid had the services, supplies, or materials been provided by parties unaffiliated with the Landlord on a competitive basis;

   (g) expenses for which Landlord is reimbursed (either by an insurer, condemnor, tenant, warrantor or otherwise);

   (h) the cost of acquiring sculptures, paintings and other art work;

   (i) costs of correcting any violations under The Americans with Disabilities Act or any applicable environmental law existing as of the Commencement Date;

   (j) costs relating to maintaining Landlord's existence, either as a corporation, partnership, trust or other entity or changing Landlord's form of ownership;

   (k) costs directly resulting from the gross negligence of willful misconduct of Landlord, its employees, agents or contractors;

   (l) costs incurred to contain, abate, remove or otherwise clean up the Building or the Land required as a result of the presence of Hazardous Materials in, about or below the Building or the Land to the extent caused by landlord or another tenant;

   (m) expenses for the correction of defects in Landlord's initial construction of the Building or Project;

   (n) salaries, wages and benefits of any employee above the level of senior property manager;

   (o) expenses incurred in leasing or procuring tenants for the Building (including lease commissions, advertising expenses);

   (p) Landlord's net income and franchise taxes; and

   (q) costs associated with trade shows that occur in the Building.

   2. BASE RENT INCREASE. Section 4.3 of the Lease is hereby deleted in its entirety and the following Section 4.3 is substituted in its place: "The Base Rent set forth in Section 1.8 hereinabove shall be adjusted annually on each anniversary of the Commencement Date (unless the Commencement Date is other than the first day of a month, in which event the Base Rent shall be adjusted annually commencing on the first anniversary of the first day of the calendar month following the Commencement Date) during the Term of the Lease as follows:

        Lease Period in Months                     Annual Base Rent                     Monthly Base Rent
        ----------------------                     ----------------                     -----------------
                 01-12                               $300,000.00                            $25,000.00

                 13-36                               $309,000.00                            $25,750.00

                 37-48                               $318,270.00                            $26,522.50

                 49-60                               $327,828.84                            $27,319.07

                 61-72                               $337,663.68                            $28,138.64

   3. CONDITION OF PREMISES. Section 6.3 of the Lease is hereby amended by adding the following to the end of Section 6.3: "Landlord warrants to Tenant that, to the best of Landlord's knowledge, the Building, in the state existing on the date this Lease is executed by Landlord and Tenant, but without regard to alterations or improvements to be made by Tenant or the use for which Tenant will occupy the Premises, does not violate any covenants or restrictions of record, or any applicable building code, regulation or ordinance in effect on such date. To the extent that the Landlord receives any notice from a governmental entity that the Building is not in compliance with the Americans with Disabilities Act ("ADA") and the Landlord is obligated pursuant to a final determination to undertake action in order to comply with ADA, then in such event Landlord agrees to undertake such remedial action at Landlord's sold cost and expense. To the extent that such notice requires action with regard to Tenant's particular use of the Premises, Tenant shall be obligated to undertake such action at Tenant's sole cost and expense."

   4. ALTERATIONS AND ADDITIONS. Section 7.3(a) of the Lease is hereby modified by inserting the following at the end of such Section 7.3(a): "Notwithstanding anything to the contrary in Section 7.3(a), Tenant shall have the right to make cosmetic, non-structural Alterations to the Premises without obtaining Landlord's prior written consent and without obtaining Landlord's approval of Tenant's contractor, provided that (i) such Alterations do not exceed Ten Thousand Dollars ($10,000.00) in cost in any one instance; (ii) such Alterations do not exceed Fifty Thousand Dollars ($50,000.00) in cost over the term of the Lease; and (iii) Tenant provides Landlord with prior written notice of its intention to make such Alterations together with the plans and specifications for the same. To the extent Landlord's consent is required pursuant to Subsection (a) herein, Landlord agrees to notify Tenant concurrently with Landlord's decision concerning such Alteration whether Landlord will require Tenant to remove such Alteration at the end of the Term. For purposes of the Lease, it shall be deemed reasonable for Landlord to require Tenant to perform Alterations during non-business hours if such Alterations will create unreasonable noise, noxious fumes or otherwise interfere with the quiet enjoyment of the other tenants in the Building."

   5. INTERRUPTION IN SERVICES. Notwithstanding anything contained in Section 11 or Section 28 of the Lease to the contrary, if any interruption of utilities or services or the making of any Changes under Section 28 of the Lease shall continue for more than five (5) consecutive business days and shall render any portion of the Premises unusable for the normal conduct of Tenant's business, and if Tenant does not in fact use or occupy such portion of the Premises, then all Base Rent and additional rent payable hereunder with respect to such portion of the Premises which Tenant does not occupy shall be abated retroactively to the first (1st) business day of such interruption or the making of such Changes and such abatement shall continue until full use of such portion of the Premises is restored to Tenant. Except in the case of emergency, the Landlord will give Tenant at least one (1) business day prior notice if Landlord intends to interrupt any services required to be furnished by the Landlord or make any Changes that may unreasonably interfere with Tenant's occupancy of the Premises.

   6. ASSIGNMENT. "Notwithstanding anything to the contrary contained in Section 12 of the Lease, Tenant shall have the right, without Landlord's consent, upon thirty (30) days advance written notice to Landlord, to assign the Lease or sublet the whole or any part of the Premises (i) to any entity or entities which are owned by Tenant, or which owns Tenant, (ii) in connection with the sale or transfer of substantially all of the assets of the Tenant or the sale or transfer of substantially all of the outstanding ownership interests in Tenant, or (iii) in connection with a merger, consolidation or other corporate reorganization of Tenant (each of the transactions reference din the above subparagraphs (i), (ii), and (iii) are hereinafter referred to as a "Permitted Transfer," and each surviving entity shall hereinafter be referred to as a "Permitted Transferee"); provided, that such assignment or sublease is subject to the following conditions:

   (i) Tenant shall remain fully liable under the terms of the Lease;

   (ii) such Permitted Transfer shall be subject to all of the terms, covenants and conditions of the Lease;

   (iii) such Permitted Transferee has a net worth at least equal to the net worth of Tenant as of the date of this Lease; and

   (iv) such Permitted Transferee shall expressly assume the obligations of Tenant under the Lease by a document reasonably satisfactory to Landlord.

   7. INDEMNITY BY LANDLORD. Notwithstanding the provisions of Sections 20 and 21 of the Lease to the contrary, Tenant shall not be required to indemnify and hold Landlord harmless from any loss, cost, liability, damage or expense (collectively, "Claims"), to any person, property or entity resulting from the gross negligence or willful misconduct of Landlord or its agents, contractors or employees, in connection with Landlord's activities at the Project, and Landlord hereby indemnifies and saves Tenant harmless from any such Claims. Each party's agreement to indemnify and hold the other harmless set forth above are not intended to, and shall not relive any insurance carrier of its obligations under policies required to be carried by landlord or Tenant pursuant to the provisions of the Lease to the extent that such policies cover the results of such acts or conduct. Landlord's and Tenant's obligations under this Paragraph 7 shall survive the expiration or termination of this Lease unless specifically waived in writing by either party after said expiration or termination.

   8. TENANT IMPROVEMENTS. Landlord shall construct improvements ("Improvements") for the Premiss in accordance with the Work Letter Agreement attached hereto as Schedule 1. In connection thereto, Landlord hereby grants to Tenant an "Improvement Allowance" of up to Ten and 00/100 Dollars ($10.00) per rentable square foot of space in the Premises (i.e., 12,000 rentable square feet multiplied by $10.00 = $120,000.00), which Improvement Allowance shall be used only for the items specified in the Cost Breakdown, as that term is defined in the Work Letter Agreement and must be sued prior to the expiration of the first
(1st) Lease Year.

   9. OPTION TO RENEW. Subject to the provisions of Section 26 of the Lease, and provided that Tenant is not in default beyond any applicable cure period, at the time of Tenant's exercise of the Option, Tenant shall have one (1) five (5) year option to renew this Lease. Tenant shall provide to Landlord on a date which is prior to the date that the option period would commence (if exercised) by at least one hundred eighty (180) days and not more than two hundred seventy (270) days, a written notice of the exercise of the option to extend the Lease for the additional option term, time being of the essence. Such notice shall be given in accordance with Section 40 of the Lease as modified by Section 26.6 hereof. If notification os the exercise of this Option is not so given and received, all options granted hereunder shall automatically expire. Base Rent applicable to the Premises for the Option Term shall be equal to the Fair Market Rental as defined below. All other terms and conditions of the Lease shall remain the same.

   (b) If the Tenant exercises the Option, the Landlord shall determine the Fair Market Rental by using its good faith judgment. Landlord shall provide Tenant with written notice of such


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amount within fifteen (15) days after Tenant exercises its Option. Tenant shall have thirty (30) days ("Tenant's Review Period") after receipt of Landlord's notice of the new base rent within which to accept such rental. In the event Tenant fails to accept in writing such rental proposal by Landlord, then such proposal shall be deemed rejected and Landlord and Tenant shall attempt to agree upon such Fair Market Rental, using their best good faith efforts. If Landlord and Tenant fail to reach agreement within fifteen (15) days following Tenant's Review Period ("Outside Agreement Date") then the parties shall each within ten
(10) days following the Outside Agreement Date appoint a real estate broker who shall be licensed in the Commonwealth of Virginia and who specializes in the field of commercial office space leasing in the Northern Virginia market, has at least five (5) years of experience and is recognized within the field as being reputable and ethical. If one party does not timely appoint a broker, then the broker appointed by the other party shall promptly appoint a broker for such party. Such two individuals shall each determine within ten (10) days after their appointment such base rent. If such individuals do not agree on base rent, then the two individuals shall, within five (5) days, render separate written reports of their determinations and together appoint a third similarly qualified individual having the qualifications described above. If the two brokers are unable to agree upon a third broker, the third broker shall be appointed by the President of the Northern Virginia Board of Realtors. In the event the Northern Virginia Board of Realtors is no longer in existence, the third broker shall be appointed by the President of its successor organization. If no successor organization is in existence, the third broker shall be appointed by the Chief Judge of the Circuit Court of Fairfax County, Virginia. The third individual shall within ten (10) days after his or her appointment make a determination of such base rent. The third individual shall determine which of the determinations of the first two individual is closest to his own and the determination that is closest shall be final and binding upon the parties, and such termination may be enforced in any court of competent jurisdiction. Landlord and Tenant shall each bear the cost of its broker and shall share equally the cost of the third broker. Upon determination of the base rent payable pursuant to this Section, the parties shall promptly execute an amendment to this Lease stating the rent to determined.

   (c) The term "Fair Market Rental" shall mean the annual amount per rentable square foot that a willing, comparable renewal tenant would pay and a willing, comparable landlord of a similar office building would accept at arm's length for similar office space, giving appropriate consideration to the following matters: (i) annual rental rates per rentable square foot; (ii) the type of escalation clauses (including, without limitation, operating expenses, real estate taxes, and CPI) and the extent of liability under the escalation clauses (i.e., whether determined on a "net lease" basis or by the increases over a particular base year or base dollar amount); (iii) rent abatement provisions reflecting free rent and/or no rent during the lease term; (iv) length of lease term; (v) size and location of premises being leased; (vi) other generally applicable terms and conditions of tenancy for similar space; (viii) location of Premises within Building; (viii) other allowances and concessions; (ix) credit of applicable tenant; (x) brokerage commissions; (xi) comparable vacancy; and
(xii) existing conditions of the space; provided, however, Tenant shall not be entitled to any tenant improvement or refurbishment allowance. The Fair Market Rental may also designate periodic rental increases, a new Base Year and similar economic adjustments. The Fair Market Rental shall be the Fair Market Rental in effect as of the beginning of the Option period, even though the determination may be made in advance of that date, and the parties may use recent trends in rental rates in determining the proper Fair Market Rental as of the beginning of the Option period.

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